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CALCULATION OF REGISTRATION FEE

Title of each class of securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.302% Enhanced Capital Advantaged Preferred Securities	$1,000,000,000	$30,700

(1)
Calculated in accordance with Rule 457(r).

As filed Pursuant to Rule 424(b)(2)
Registration No. 333-143110

Prospectus Supplement
(To Prospectus Dated May 21, 2007)

$1,000,000,000

6.302% Enhanced Capital Advantaged Preferred Securities

This is an offering by CVS Caremark Corporation of an aggregate of $1,000,000,000 of our Enhanced Capital Advantaged Preferred Securities ("ECAPSSM").

The ECAPSSM will bear interest at 6.302% per year until June 1, 2012. During this period, we will pay interest on the ECAPSSM on June 1 and December 1 of each year, beginning December 1, 2007. Beginning June 1, 2012, the ECAPSSM will bear interest at a rate equal to three-month LIBOR plus 206.5 basis points (2.065%), reset quarterly, payable on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2012. The ECAPSSM will be issued in registered form and in denominations of $2,000 and integral multiples of $1,000 thereof. The ECAPSSM will mature on June 1, 2062.

The principal amount of the ECAPSSM will become due on June 1, 2037, or if such day is not a business day, the following business day (the "Scheduled Maturity Date"), only to the extent that we have received sufficient net proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the ECAPSSM in full on such Scheduled Maturity Date. If any principal amount of the ECAPSSM is not paid on the Scheduled Maturity Date, it will remain outstanding and will continue to bear interest at three-month LIBOR plus 2.065%, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the ECAPSSM in full. On June 1, 2062, which is referred to in this prospectus supplement as the Final Maturity Date (or if such date is not a business day, the following business day), we must pay any remaining outstanding principal and interest in full on the ECAPSSM whether or not we have sold qualifying capital securities.

We may defer interest payments on the ECAPSSM on one or more occasions for up to 10 consecutive years as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the ECAPSSM, to the extent permitted by law.

We may redeem the ECAPSSM in whole or in part at our option, or in whole upon the occurrence of certain tax or rating agency events, at the applicable redemption price set forth in this prospectus supplement.

See "Risk Factors" beginning on page S-10 to read about certain factors you should consider before making an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Concurrently with this offering of the ECAPSSM, we are offering an aggregate of $1,750,000,000 of Floating Rate Senior Notes due June 1, 2010, which we refer to as the "2010 Notes," an aggregate of $1,750,000,000 of 5.750% Senior Notes due June 1, 2017, which we refer to as the "2017 Notes" and an aggregate of $1,000,000,000 of 6.250% Senior Notes due June 1, 2027, which we refer to as the "2027 Notes." We refer to the 2010 Notes, the 2017 Notes and the 2027 Notes collectively as the "notes." The notes will be offered pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of our notes. There is no assurance that our concurrent public offering of the notes will be completed or, if completed, that it will be completed for the amounts contemplated. The completion of this offering is not conditioned on the completion of our concurrent public offering of notes.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to CVS Caremark
Per Note	100.000%(1)	1.000%	99.000%
Total	$1,000,000,000(1)	$10,000,000	$990,000,000
(1)
Plus accrued interest, if any, from the date the ECAPSSM are originally issued, if settlement occurs after that date.

The ECAPSSM are expected to be delivered in book-entry only form through The Depository Trust Company, on or about            , 2007. Delivery of the ECAPSSM will be made in book-entry form only through the facilities of the Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, against payment therefor in immediately available funds.

LEHMAN BROTHERS
          Structuring Advisor

                            MORGAN STANLEY

                                                         BANC OF AMERICA SECURITIES LLC

                                                                                      BNY CAPITAL MARKETS, INC.

                                                                                                                  WACHOVIA SECURITIES

KEYBANC CAPITAL MARKETS	LASALLE CAPITAL MARKETS	SUNTRUST ROBINSON HUMPHREY
HSBC	MIZUHO SECURITIES USA INC.	PIPER JAFFRAY
WELLS FARGO SECURITIES		BB&T CAPITAL MARKETS

May 22, 2007

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the ECAPSSM offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any ECAPSSM, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates. Except as otherwise specified, the terms "CVS Caremark," the "Company," "we," "us," "our," and the "combined company" refer to CVS Caremark Corporation and its subsidiaries. The term "CVS" refers to CVS Corporation and the term "Caremark" refers to Caremark Rx, Inc. prior to the merger of CVS and Caremark to form CVS Caremark Corporation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and in the accompanying prospectus and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the securities covered by this prospectus supplement:

  (i)
  CVS' Annual Report on Form 10-K filed on February 27, 2007;

  (ii)
  CVS' Current Reports on Form 8-K filed on January 18, 2007, January 19, 2007, February 2, 2007, February 26, 2007 and March 8, 2007;

  (iii)
  CVS Caremark's Current Reports on Form 8-K filed on March 23, 2007, May 9, 2007, May 16, 2007 and May 17, 2007;

  (iv)
  CVS Caremark's Quarterly Report on Form 10-Q filed on May 8, 2007;

  (v)
  CVS Caremark's Proxy Statement on Schedule 14A filed on April 4, 2007 (as to the information under the captions "Committees of the Board," "Code of Conduct," "Director Nominations," "Audit Committee Report," "Biographies of our Board Nominees," "Section 16(a) Beneficial Ownership Reporting Compliance," "Share Ownership of Directors and Certain Executive Officers," "Share Ownership of Principal Stockholders," "Item 4: Adoption of 2007 Incentive Plan," "Certain Transactions with Directors and Officers," "Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm" and "Executive Compensation and Related Matters," including "Compensation Discussion & Analysis," and "Management Planning and Development Committee Report"); and

  (vi)
  Caremark's Annual Report on Form 10-K filed on February 27, 2007 (as to the financial statements and related notes for the three year period ended December 31, 2006 and as of December 31, 2005 and December 31, 2006).

        You may request a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus at no cost, by writing or telephoning us at the following address:

Nancy R. Christal
Vice President, Investor Relations
CVS Caremark Corporation
670 White Plains Road, Suite 210
Scarsdale, New York 10583
(800) 201-0938

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a safe harbor for forward-looking statements made by or on behalf of CVS Caremark Corporation. The Company and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company's filings with the SEC and in its reports to stockholders. Generally, the inclusion of the words "believe," "expect," "intend," "estimate," "project," "anticipate," "will," "should" and similar expressions identify statements that constitute forward-looking statements. All statements addressing operating performance of CVS Caremark Corporation or any subsidiary, events or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per common share growth, free cash flow, debt ratings, inventory levels, inventory turn and loss rates, store development, relocations and new market entries, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

        The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

        By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including but not limited to:

  •
  Our ability to integrate successfully the Caremark business or as timely as expected;

  •
  Our ability to realize the revenues and synergies and other benefits from the Caremark Merger as expected;

  •
  Litigation and regulatory risks associated with Caremark and the pharmacy benefit management industry generally;

  •
  The continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payors to reduce prescription drug costs and pharmacy reimbursement rates, particularly with respect to generic pharmaceuticals;

  •
  The effect on pharmacy revenue and gross profit rates attributable to the introduction in 2006 of a new Medicare prescription drug benefit and the continued efforts by various government entities to reduce state Medicaid pharmacy reimbursement rates;

  •
  Risks related to the change in industry pricing benchmarks that could adversely affect our financial performance;

  •
  The growth of mail order pharmacies and changes to pharmacy benefit plans requiring maintenance medications to be filled exclusively through mail order pharmacies;

  •
  The effect on our pharmacy benefit management ("PBM") business of increased competition in the PBM industry, a declining margin environment attributable to increased client demands for lower prices, enhanced service offerings and/or higher service levels and the possible termination of, or unfavorable modification to, contractual arrangements with key clients or providers;

  •
  The potential effect on performance of our PBM business as a result of entering into risk based or reinsurance arrangements in connection with providing pharmacy benefit plan management services. Risks associated with these arrangements include relying on actuarial assumptions that underestimate prescription utilization rates and/or costs for covered members;

  •
  Our ability to successfully integrate the Standalone Drug Business acquired from Albertson's in June 2006;

  •
  Our ability to expand MinuteClinic as expected;

  •
  The risks relating to adverse developments in the healthcare or pharmaceutical industry generally, including, but not limited to, developments in any investigation related to the pharmaceutical industry that may be conducted by governmental authorities;

  •
  Increased competition from other drugstore chains, supermarkets, discount retailers, membership clubs and Internet companies, as well as changes in consumer preferences or loyalties;

  •
  The frequency and rate of introduction of successful new prescription drugs;

  •
  Our ability to generate sufficient cash flows to support capital expansion and general operating activities;

  •
  Interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms;

  •
  Our ability to identify, implement and successfully manage and finance strategic expansion opportunities including entering new markets, acquisitions and joint ventures;

  •
  Our ability to establish effective advertising, marketing and promotional programs (including pricing strategies and price reduction programs implemented in response to competitive pressures and/or to drive demand);

  •
  Our ability to continue to secure suitable new store locations under acceptable lease terms;

  •
  Our ability to attract, hire and retain suitable pharmacists, nurse practitioners and management personnel;

  •
  Our ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

  •
  Litigation risks as well as changes in laws and regulations, including changes in accounting standards and taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations);

  •
  The creditworthiness of the purchasers of businesses formerly owned by CVS Caremark and whose leases are guaranteed by CVS Caremark;

  •
  Fluctuations in inventory cost, availability and loss levels and our ability to maintain relationships with suppliers on favorable terms;

  •
  Our ability to implement successfully and to manage new computer systems and technologies;

  •
  The strength of the economy in general or in the markets served by CVS Caremark, including changes in consumer purchasing power and/or spending patterns; and

  •
  Other risks and uncertainties detailed from time to time in our filings with the SEC.

        The foregoing list is not exhaustive. There can be no assurance that the Company has correctly identified and appropriately assessed all factors affecting its business. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely impact the Company. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. For these reasons, you are cautioned not to place undue reliance on the Company's forward-looking statements.

THE COMPANY

Introduction

        Our Company owns and operates the largest retail pharmacy in the United States based on store count. We sell prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, film and photo finishing services, seasonal merchandise, greeting cards and convenience foods through our CVS/pharmacy® retail stores and online through CVS.com®. We also provide healthcare services through our 164 MinuteClinic® healthcare clinics, located in 19 states, of which 147 are located within CVS retail drugstores as of March 31, 2007. In addition, we provide pharmacy benefits management, mail order services and specialty pharmacy services through Caremark Pharmacy Services, PharmaCare Management Services ("PharmaCare") and PharmaCare Pharmacy® stores. As of March 31, 2007, we operated 6,208 retail and specialty pharmacy stores and 22 specialty pharmacies in 44 states and the District of Columbia.

        Through our merger with Caremark on March 22, 2007, as described below, we acquired a leading pharmacy benefits manager in the United States. Our pharmacy benefits management business involves the design and administration of programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. Our pharmacy benefits management customers are primarily employers, insurance companies, unions, government employee groups, managed care organizations and other sponsors of health benefit plans and individuals throughout the United States. In addition, through our insurance subsidiaries, we are a national provider of drug benefits to eligible beneficiaries under the federal government's Medicare Part D program.

        Our pharmacy benefits management business operates through a national retail pharmacy network with over 60,000 participating pharmacies (including CVS' pharmacy stores), 11 mail service pharmacies, 52 specialty pharmacy stores, 22 specialty pharmacies and the industry's only repackaging plant regulated by the Food and Drug Administration. Through our Accordant® disease management offering, which we acquired through Caremark, we also provide disease management programs for 27 conditions. Twenty-one of these programs are accredited by the National Committee for Quality Assurance.

        On June 2, 2006 we acquired certain assets and assumed certain liabilities from Albertson's, Inc. ("Albertson's") for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 standalone drugstores and a distribution center located in La Habra, California (collectively the "Standalone Drug Business"). Approximately one-half of the drugstores are located in southern California. The remaining drugstores are primarily located in our existing markets in the Midwest and Southwest. We believe that the acquisition of the Standalone Drug Business is consistent with our long-term strategy of expanding our retail drugstores business in high-growth markets.

        The retail drugstore and pharmacy benefits management businesses are highly competitive. We believe that we compete principally on the basis of: (i) store location and convenience; (ii) customer/client service and satisfaction; (iii) product selection and variety; and (iv) price. In each of the markets we serve, we compete with independent and other retail drugstore chains, supermarkets, convenience stores, pharmacy benefits managers and other mail order prescription providers, discount merchandisers, membership clubs and Internet pharmacies.

Caremark Merger

        Effective March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006, as amended (the "Merger Agreement") Caremark was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary, Caremark Rx, L.L.C., continuing as the surviving entity (the "Caremark Merger"). Following the Caremark Merger, we changed our name to "CVS Caremark Corporation."

        By virtue of the Caremark Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Caremark was converted into the right to receive 1.67 shares of our common stock, par value $0.01 per share. Cash was paid in lieu of fractional shares.

        In connection with the Caremark Merger, a special one-time cash dividend of $7.50 per share was paid to Caremark shareholders of record as of the close of business on the day immediately preceding the closing date of the Caremark Merger (the "Caremark Special Dividend"). This dividend was funded through a combination of proceeds from the issuance of commercial paper, available cash of Caremark and borrowings under a Bridge Credit Agreement dated as of March 15, 2007 among the Company, the lenders listed on the signature pages thereof, Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The Bank of New York, Bank of America, N.A. and Wachovia Bank, National Association as Co-Documentation Agents, and Lehman Commercial Paper Inc., as Administrative Agent (the "Bridge Credit Facility").

        Following the Caremark Merger, we launched a tender offer for 150 million (approximately 10%) of our outstanding shares of common stock at a fixed price of $35.00 per share. The tender offer expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed into the Company's treasury account.

        As a result of the Caremark Merger, we believe we can operate the combined companies more efficiently than either company could have operated on its own. As such, we expect to achieve significant benefits from purchasing scale and operating synergies. Operating synergies include decreases in overhead expense, increases in productivity and efficiencies, decreases in prescription dispensing costs, and other benefits made possible by combining complementary operations. In addition, we expect that the combination of our retail pharmacy and pharmacy benefits management businesses may create incremental revenue opportunities from the Caremark Merger. Information regarding the uncertainties associated with realizing efficiencies and opportunities is described in our 2006 Form 10-K, incorporated by reference herein, under the headings "Risk Factors Related to the Proposed Merger."

        CVS Caremark Corporation is a Delaware corporation. Our Store Support Center (corporate office) is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol "CVS." General information about CVS Caremark is available through our website at http://www.cvs.com. Our financial press releases and filings with the Securities and Exchange Commission are available free of charge on the investor relations portion of our website at http://investor.cvs.com.

RECENT DEVELOPMENTS

  April Same Store Sales

        Same store sales (sales from stores open more than one year) for the four weeks ended April 28, 2007 increased 6.1% over the prior year period. Pharmacy same store sales increased 7.0%, and were negatively impacted by approximately 580 basis points due to recent generic introductions. Front-end same store sales increased 3.9%. Same store sales do not include the drugstores acquired on June 2, 2006, which will be included in same store sales following the one-year anniversary of the acquisition, beginning in fiscal July 2007.

  First Quarter Results

        On March 22, 2007, we consummated the Caremark Merger. On May 8, 2007 we filed our quarterly report on Form 10-Q for the quarter ended March 31, 2007. The financial statements included therein and incorporated by reference herein include 10 days of combined operations of CVS and Caremark. Pro forma net sales, net earnings, basic earnings per share and diluted earnings per share for the thirteen week period ended March 31, 2007, assuming the acquisition was consummated at the beginning of such period, would have been $20,638.1 million, $660.2 million, $0.43 and $0.42, respectively. Pro forma results are not necessarily indicative of what our results would have been had we actually acquired Caremark at the beginning of the thirteen week period ended March 31, 2007 and may not be indicative of future results. For further information regarding the pro forma financial results, please see "Unaudited Pro Forma Condensed Combined Financial Information" and Note 3 to our consolidated condensed financial statements included in our Quarterly Report on Form 10-Q incorporated by reference herein.

  Share Repurchase Program

        On May 9, 2007, we announced that our Board of Directors approved a share repurchase program for up to $5.0 billion of our outstanding common stock from time-to-time through a combination of open market repurchases, privately negotiated transactions and/or accelerated share repurchase transactions. On May 17, 2007, we announced that we entered into an accelerated share repurchase transaction (the "Accelerated Share Repurchase") with an affiliate of Lehman Brothers Inc. (the "seller") to purchase outstanding shares of common stock from the seller for $2.5 billion.

  Concurrent Public Offering

        Concurrently with this offering of the ECAPSSM, we are offering an aggregate of $1,750,000,000 of Floating Rate Senior Notes due June 1, 2010, which we refer to as the "2010 Notes," an aggregate of $1,750,000,000 of 5.750% Senior Notes due June 1, 2017, which we refer to as the "2017 Notes" and an aggregate of $1,000,000,000 of 6.250% Senior Notes due June 1, 2027, which we refer to as the "2027 Notes." We refer to the 2010 Notes, the 2017 Notes and the 2027 Notes collectively as the "notes." The notes will be offered pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of our notes. There is no assurance that our concurrent public offering of the notes will be completed or, if completed, that it will be completed for the amounts contemplated. The completion of this offering is not conditioned on the completion of our concurrent public offering of notes.

THE OFFERING

        The following summary highlights selected information contained elsewhere in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading "Where You Can Find More Information" in the accompanying prospectus, in their entirety. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 30, 2006. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "CVS Caremark," "we," "us," "our" or similar references mean CVS Caremark Corporation and its consolidated subsidiaries.

Payment of Principal

        We must repay the principal amount of the ECAPSSM, together with accrued and unpaid interest, on June 1, 2037, or if that date is not a business day, the next business day (the "Scheduled Maturity Date"), subject to the limitations described below.

        We are required to use our commercially reasonable efforts, subject to a "market disruption event," as described under "Description of the ECAPSSM—Payment of Principal," to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the Scheduled Maturity Date to permit repayment of the ECAPSSM in full on the Scheduled Maturity Date in accordance with the replacement capital covenant. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the ECAPSSM on the Scheduled Maturity Date, we will apply any available proceeds to repay the ECAPSSM, and the unpaid portion will remain outstanding and continue to bear interest at a rate of LIBOR plus 2.065% payable quarterly (as described under "—Interest Rate and Interest Payment Dates") until repaid. We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the ECAPSSM on the following quarterly interest payment date, and on each quarterly interest payment date thereafter, until the ECAPSSM are paid in full.

        Any unpaid principal amount of the ECAPSSM, together with accrued and unpaid interest, will be due and payable on June 1, 2062, the "Final Maturity Date," or upon acceleration following an event of default, regardless of the amount of qualifying capital securities we have issued and sold by that time.

        Although under the replacement capital covenant (described below under "—Replacement Capital Covenant") we are permitted to repay the ECAPSSM using the net cash proceeds from certain issuances of common stock, rights to acquire common stock (including common stock and rights to acquire common stock sold pursuant to our dividend reinvestment plan, direct stock purchase plan or employee benefit plan), mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, qualifying non-cumulative preferred stock and qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the ECAPSSM on the Scheduled Maturity Date or at any time thereafter.

Interest

        From May 25, 2007 to but excluding June 1, 2012, or earlier redemption date, the ECAPSSM will bear interest at the annual rate of 6.302%. Interest on the ECAPSSM will accrue from May 25, 2007. We will pay that interest semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2007, subject to our rights and obligations described below under "Description of the ECAPSSM—Option to Defer Interest Payments." From and including June 1, 2012 the ECAPSSM will bear interest at an annual rate equal to three-month LIBOR plus 2.065% payable quarterly on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2012, subject to our rights and obligations described below under "Description of the ECAPSSM—Option to Defer Interest Payments."

        We have the right on one or more occasions to defer the payment of interest on the ECAPSSM as described in this prospectus supplement. We may defer interest for up to ten consecutive years without giving rise to an event of default. However, a deferral of interest payments cannot extend beyond the Final Maturity Date of the ECAPSSM. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the ECAPSSM.

        We may pay at any time all or any portion of the interest accrued to that point during an optional deferral period. At the end of the optional deferral period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

Subordination

        The ECAPSSM will be unsecured, subordinated and junior in right of payment upon our liquidation, including to all of our existing and future senior indebtedness, but will rank equally in right of payment upon liquidation with debt that by its terms does not rank senior upon our liquidation to the ECAPSSM and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior to the ECAPSSM. As of March 31, 2007 before giving effect to the use of proceeds from this offering and the concurrent notes offering, our indebtedness for money borrowed ranking senior to the ECAPSSM upon liquidation, on an unconsolidated basis (excluding subsidiary indebtedness), totaled approximately $6,657.5 million and our subsidiaries' direct borrowings and other obligations (excluding intra-company debt) that would effectively rank senior to the ECAPSSM upon liquidation totaled approximately $153.3 million. See "Description of the ECAPSSM—Ranking of the ECAPSSM" for the definition of "senior indebtedness."

        No payment of the principal (including redemption) of, or interest or premium, if any, on the ECAPSSM may be made by us until all holders of senior indebtedness have been paid in full, if any of the following occurs:

  (i)
  certain events of our bankruptcy, insolvency or reorganization;

  (ii)
  any of our senior indebtedness is not paid when due and such default continues; and

  (iii)
  any other default occurs or continues pursuant to which holders of our senior indebtedness are permitted to accelerate maturity of such senior indebtedness.

        The terms of the ECAPSSM permit us to make any payment of current or deferred interest on our indebtedness that ranks on a parity with the ECAPSSM upon our liquidation ("pari passu securities") that is made pro rata to the amounts due on such pari passu securities (including the ECAPSSM).

Certain Payment Restrictions

        During any period in which an event of default has occurred and is continuing, we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or repurchase our capital stock, our debt securities or guarantees ranking on a parity with or junior to the ECAPSSM, subject to the exceptions described under "Description of the ECAPSSM—Dividend and Other Payment Stoppages."

        The terms of the ECAPSSM permit us to make any payment of current or deferred interest on our pari passu securities upon our liquidation so long as the payment is made pro rata to the amounts due on pari passu securities (including the ECAPSSM).

Redemption of the ECAPSSM

        We may elect to redeem the ECAPSSM in whole or in part on more than one occasions on or after June 1, 2012 at a redemption price equal to 100% of the principal amount of the ECAPSSM being redeemed plus any accrued and unpaid interest and before, June 1, 2012 (i) in whole at any time or in part from time to time, or (ii) in whole, but not in part, if certain changes occur relating to the tax treatment of or rating agency equity credit accorded to the ECAPSSM, in each case at a redemption price equal to the greater of (x) 100% of the principal amount of the ECAPSSM being redeemed and (y) the applicable make-whole amount, in each case plus any accrued and unpaid interest. For a description of the changes that would permit such a redemption and the applicable make-whole amounts, see "Description of the ECAPSSM—Redemption." Any redemption of the ECAPSSM before June 1, 2047 will be subject to the limitations described under the section entitled "Description of the Replacement Capital Covenant."

Events of Default

        The following events are "events of default" with respect to the ECAPSSM:

  •
  we do not pay any interest on the ECAPSSM within 30 days following the due date; provided that a valid extension or deferral of the interest period as described above under "Option to Defer Interest Payments" will not constitute an event of default;

  •
  default in the payment of principal on the ECAPSSM when due, whether at stated maturity, upon redemption, upon a declaration of acceleration or otherwise; or

  •
  certain events of our bankruptcy, insolvency or receivership.

        If an event of default under the junior subordinated indenture (as defined under "Description of the ECAPSSM") occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding ECAPSSM may declare the entire principal amount of, and all accrued but unpaid interest on all ECAPSSM to be due and payable immediately.

Tax Treatment of the ECAPSSM

        In connection with the issuance of the ECAPSSM, Davis Polk & Wardwell, our tax counsel, has advised us that, under current law and assuming full compliance with the terms of the subordinated indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the ECAPSSM will be characterized as indebtedness for United States federal income tax purposes. The ECAPSSM are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the ECAPSSM. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. We agree, and by purchasing the ECAPSSM, each holder of the ECAPSSM agrees to treat the ECAPSSM as indebtedness for all United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Form

        The ECAPSSM will be represented by one or more global securities registered in the name of the Depository Trust Company ("DTC") or a nominee thereof. Beneficial interests in the ECAPSSM will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Replacement Capital Covenant

        Around the time of the initial issuance of the ECAPSSM, we will enter into a "replacement capital covenant" in which we will covenant for the benefit of holders of one or more designated series of our indebtedness (which will initially be our 6.125% Senior Notes due August 15, 2016 (CUSIP: 126650 BE 90)), other than the ECAPSSM, that we will not repay, redeem or purchase the ECAPSSM before June 1, 2047, unless, subject to certain limitations, during the applicable "measurement period" (as defined herein) we have received proceeds from the sale of specified securities in the specified amounts described therein.

        The replacement capital covenant will terminate on June 1, 2047 or earlier upon the occurrence of certain events, including an acceleration of the ECAPSSM due to the occurrence of an event of default. The replacement capital covenant is not intended for the benefit of holders of the ECAPSSM and may not be enforced by them, except that we will agree in the indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the ECAPSSM is permitted, except with the consent of the holders of a majority in principal amount of the ECAPSSM.

RISK FACTORS

        In addition to the other information included or incorporated by reference in this prospectus supplement, including the matters addressed in "Cautionary statement concerning forward-looking statements," you should carefully consider the risk factors set forth below before making an investment in the ECAPSSM offered by this prospectus supplement. In addition, you should read and consider the risk factors associated with each of the businesses of CVS, Caremark and CVS Caremark because these risk factors may also affect the operations and financial results reported by the combined company. See "Where You Can Find More Information."

Risks Related to the ECAPSSM

Our obligation to repay the ECAPSSM on the Scheduled Maturity Date is subject to the issuance of qualifying capital securities.

        Our obligation to repay the ECAPSSM on the Scheduled Maturity Date of June 1, 2037 is limited. We are required to repay the ECAPSSM on the Scheduled Maturity Date only to the extent that the principal amount repaid does not exceed the applicable percentage of net proceeds we have raised from the issuance of qualifying capital securities (as defined in "Description of the Replacement Capital Covenant") within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. See "Description of the ECAPSSM—Payment of Principal." If we have not raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the ECAPSSM on the Scheduled Maturity Date, we will not be required to repay the unpaid amount until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the ECAPSSM, (iii) payment of the ECAPSSM is accelerated upon the occurrence of an event of default or (iv) the Final Maturity Date for the ECAPSSM. Our ability to raise sufficient net proceeds in connection with this obligation to repay the ECAPSSM will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of the securities. Although we have agreed to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities during the 180-day period referred to above and from quarter to quarter thereafter to repay the ECAPSSM on the Scheduled Maturity Date and on each interest payment date after the Scheduled Maturity Date until the ECAPSSM are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy with respect to the ECAPSSM until the Final Maturity Date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

        Moreover, at or around the time of issuance of the ECAPSSM, we will enter into the replacement capital covenant pursuant to which we make a covenant restricting our and our subsidiaries' ability to repay, redeem, defease or purchase ECAPSSM at any time on or after the Scheduled Maturity Date and prior to June 1, 2047. We may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the ECAPSSM in connection with an issuance of qualifying capital securities. See "Description of the Replacement Capital Covenant."

        We have no obligation to issue any securities other than qualifying capital securities in connection with our obligation to repay the ECAPSSM on or after the Scheduled Maturity Date.

We have the right to defer interest for 10 years without causing an event of default.

        So long as there is no event of default under the subordinated indenture, we may optionally defer payments of interest on the ECAPSSM, from time to time, for one or more Optional Deferral Periods (as defined in "Description of ECAPSSM—Option to Defer Interest Payments") for up to 10 consecutive years per Optional Deferral Period. At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to 10 consecutive years. During any Optional Deferral Period, interest on the ECAPSSM would be deferred but would accrue additional interest, compounded semi-annually or quarterly, as the case may be, at a rate equal to the interest rate then applicable to the ECAPSSM, to the extent permitted by applicable law. No Optional Deferral Period may extend beyond the maturity date of the ECAPSSM. During any such Optional Deferral Period, holders of the ECAPSSM will receive no current payments on the ECAPSSM. So long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the 30 day grace period following the Optional Deferral Period or at the Final Maturity Date of the ECAPSSM. See "Description of the ECAPSSM—Option to Defer Interest Payments" in this prospectus supplement.

We are not permitted to pay current interest on the ECAPSSM until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

        During an Optional Deferral Period of less than 10 years, we will be prohibited from paying current interest on the ECAPSSM until we have paid all accrued and unpaid deferred interest. As a result, we may not be able to pay current interest on the ECAPSSM if we do not have available funds to pay all accrued and unpaid interest.

Our obligations under the ECAPSSM are subordinated and the subordinated indenture does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the ECAPSSM.

        The ECAPSSM are unsecured and will be subordinate and junior in right of payment to all of our indebtedness for money borrowed that does not by its terms expressly rank junior to or on an equal basis with the ECAPSSM upon liquidation. The ECAPSSM will rank on an equal basis with trade creditors and other securities that by their terms rank equally with the ECAPSSM. This means that we cannot make any payments on the ECAPSSM until all holders of our Senior Indebtedness have been paid in full, or provision has been made for such payment, if (i) certain events of our bankruptcy, insolvency or reorganization have occurred, (ii) any of our Senior Indebtedness is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of our Senior Indebtedness are permitted to accelerate the maturity of such Senior Indebtedness. At March 31, 2007 before giving effect to the use of proceeds from this offering and the concurrent notes offering, our Senior Indebtedness on an unconsolidated basis (excluding subsidiary indebtedness) totaled approximately $6,657.5 million.

Our right to redeem or repurchase the ECAPSSM, is limited by a covenant that we are making in favor of certain other debtholders.

        We have the right to redeem the ECAPSSM under circumstances and on terms specified in this prospectus supplement. However, around the time of the initial issuance of the ECAPSSM, we will enter into a Replacement Capital Covenant, which is described below under "Certain Terms of the Replacement Capital Covenant," that will limit our ability to redeem or repurchase the ECAPSSM. In the Replacement Capital Covenant, we will covenant for the benefit of persons that buy, sell or hold a specified series of our Senior Indebtedness that we will not redeem or repurchase the ECAPSSM on or before June 1, 2047 unless, subject to certain limitations, during the 180 days prior to the date of that redemption or repurchase, we have received proceeds from the sale of qualifying capital securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ECAPSSM at the time of redemption or repurchase.

        The ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or repurchase of ECAPSSM will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the ECAPSSM, including as a result of a tax event or rating agency event, and sufficient cash is available for that purpose, but we are restricted from doing so because of the inability to obtain proceeds from the sale of qualifying capital securities.

You may have to include interest in your taxable income before you receive cash from us.

        If we do defer interest payments on the ECAPSSM, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your ECAPSSM, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash payment of any accrued and unpaid interest from us if you sell the ECAPSSM before the record date for any such payment, even if you held the ECAPSSM on the date that the payments would normally have been paid. You should consult with your own tax advisor regarding the tax consequences of an investment in the ECAPSSM. See "Certain United States Federal Income Tax Considerations."

Deferral of interest payments could adversely affect the market price of the ECAPSSM.

        If we exercise our right to defer payments of interest on the ECAPSSM, the market price of the ECAPSSM is likely to be affected. As a result of the existence of our deferral right, the market price of the ECAPSSM may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the ECAPSSM and you elect to sell ECAPSSM during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its ECAPSSM until we pay the deferred interest at the end of the deferral period.

We may redeem the ECAPSSM at any time if there is a challenge to their tax characterization or certain other events occur.

        We may redeem all, but not less than all, of the ECAPSSM at any time if certain changes occur relating to the tax treatment of the ECAPSSM or the rating agency equity credit accorded to the ECAPSSM. The redemption price for the ECAPSSM will be equal to their principal amount, if redeemed on or after June 1, 2012, and will be equal to a make-whole price, if redeemed prior to June 1, 2012, in each case plus accrued and unpaid interest through the date of redemption. If the ECAPSSM were redeemed, the redemption would be a taxable event to you. See "Description of the ECAPSSM—Redemption."

        An Internal Revenue Service pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the ECAPSSM could result in the ECAPSSM being redeemed earlier than would otherwise be the case. See "Description of the ECAPSSM—Redemption" for a further description of those events.

As a holder of the ECAPSSM you will have limited rights of acceleration.

        An indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us. The subordinated indenture for the ECAPSSM provides that the indenture trustee must give holders notice of all defaults or events of default within 90 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the ECAPSSM, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders. There is no right of acceleration upon breaches by us of other covenants under the subordinated indenture.

The secondary market for the ECAPSSM may be illiquid.

        We do not intend to apply to list the ECAPSSM on the New York Stock Exchange or any other securities exchange. We can give you no assurance as to the liquidity of any market that may develop for the ECAPSSM.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering and the concurrent notes offering will be approximately $5,434,734,500, after deducting underwriting discounts and commissions and estimated net offering expenses payable by us. We intend to use the net proceeds from this offering to reduce outstanding debt under our Bridge Credit Facility (see "Underwriting—Other Relationship"), repay commercial paper and for general corporate purposes, including repurchasing shares of our common stock in the open market from time to time or through privately negotiated transactions. As of May 17, 2007 we had $3.0 billion of indebtedness under our Bridge Credit Facility with an interest rate of 5.61%. The proceeds of the Bridge Credit Facility were used to fund a portion of the Caremark Special Dividend and the Accelerated Share Repurchase. As of May 17, 2007, we had $3.1 billion of commercial paper outstanding with a weighted average interest rate of 5.37%. The commercial paper to be repaid with the net proceeds from this offering bears interest at a weighted average interest rate of 5.36% and matures on or about the date of closing of this offering.

CAPITALIZATION

        The table below sets forth our total capitalization at March 31, 2007 on an actual basis (which includes $500 million of Bridge Credit Facility borrowings, the proceeds of which were used to fund a portion of the Caremark Special Dividend). The table below also shows pro forma adjustments for $2.5 billion of Bridge Credit Facility borrowings, the proceeds of which were used to fund the Accelerated Share Repurchase and $360.3 million of commercial paper borrowings, the proceeds of which were used to fund the Tender Offer. In addition, the table shows adjustments for the issuance of the ECAPSSM offered hereby, our concurrent public offering of notes and the application of the estimated net proceeds therefrom as set forth in "Use of Proceeds."

        You should read the table together with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2007
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
	($ in millions, unaudited)
Short-term debt:
Commercial paper	$3,072.8	$3,433.1	$969.8
Bridge Credit Facility	500.0	3,000.0	—
Guaranteed ESOP obligation	37.6	37.6	37.6
3 7/8% Notes due 2007	300.0	300.0	300.0
Other	5.0	5.0	5.0

Total short-term debt	3,915.4	6,775.7	1,312.4

Long-term debt:
4% Notes due 2009	650.0	650.0	650.0
5 3/4% Notes due 2011	800.0	800.0	800.0
4 7/8% Notes due 2014	550.0	550.0	550.0
6 1/8% Notes due 2016	700.0	700.0	700.0
ECAPSSM offered hereby and notes offered concurrently	—	—	5,500.0
Guaranteed ESOP obligation	44.5	44.5	44.5
Other	150.9	150.9	150.9

Total long-term debt	2,895.4	2,895.4	8,395.4

Total debt	6,810.8	9,671.1	9,707.8
Shareholders' equity:
Preferred stock, $0.01 par value: authorized 120,619 shares; no shares issued or outstanding	—	—	—
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 3,945,000 shares at March 31, 2007	210.9	210.9	210.9
Common stock, par value $0.01: authorized 3,200,000,000 shares; issued 1,561,903,000 shares at March 31, 2007	15.6	15.6	15.6
Treasury stock, at cost: Actual: 20,643,000 shares at March 31, 2007; Pro Forma and Pro Forma as Adjusted: 66,207,000 shares at March 31, 2007	(305.2)	(2,805.2)	(2,805.2)
Shares held in trust, 9,224,000 shares at March 31, 2007	(301.3)	(301.3)	(301.3)
Guaranteed ESOP obligation	(82.1)	(82.1)	(82.1)
Capital surplus	26,224.3	26,224.3	26,224.3
Retained earnings	8,341.0	8,341.0	8,341.0
Accumulated other comprehensive loss	(71.8)	(71.8)	(71.8)

Total shareholders' equity	34,031.4	31,531.4	31,531.4

Total capitalization	$40,842.2	$41,202.5	$41,239.2

(1)
Gives effect to the increase of commercial paper to fund $360.3 million of the Tender Offer and the Bridge Credit Facility to fund $2.5 billion of the Accelerated Share Repurchase.

(2)
Gives the effect to this offering of the ECAPSSM, our concurrent public offering of notes and the use of the proceeds therefrom to pay down the Bridge Credit Facility and a portion of commercial paper. This offering is not conditioned upon the successful completion of the notes offering. As a result, there can be no assurance we will consummate the notes offering, in which case the amount of commercial paper and other indebtedness repaid would be reduced accordingly.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of CVS Corporation ("CVS") and Caremark Rx, Inc. ("Caremark") to form CVS Caremark. The pro forma financial information was prepared using the historical consolidated financial statements of CVS and Caremark as well as the financial information for the acquisition CVS completed on June 2, 2006.

        The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 30, 2006 combines the audited consolidated statement of operations of CVS for the 52 week fiscal year ended December 30, 2006 with the audited statement of income of Caremark for the calendar year ended December 31, 2006 and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended March 31, 2007 combines the unaudited consolidated condensed statement of operations of CVS Caremark for the thirteen weeks ended March 31, 2007 with the unaudited statement of income of Caremark from January 1, 2007 through March 21, 2007, and gives effect to the Caremark Merger as if it occurred on the first day of the period presented.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including but not limited to, the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma information is not necessarily indicative of what the combined company's financial condition or results of operations would have been had the merger been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

        You should read the pro forma financial information in conjunction with CVS' audited historical consolidated financial statements, accompanying footnotes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and in addition, CVS Caremark's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2007, incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 30, 2006

	CVS Dec. 30, 2006	Completed Acquisition(Note 2) Dec. 30, 2006	Caremark Dec. 31, 2006	Pro Forma Adjustments		Pro Forma Combined
	($ in millions, except per share amounts)
Net revenue	$43,813.8	$2,373.9	$36,750.2	$(4,542.1	)(a)	$78,395.8
Cost of revenues (excluding depreciation and amortization)	31,874.8	1,795.4	34,344.1	(4,542.1	)(a)	63,472.2

Gross profit	11,939.0	578.5	2,406.1	—		14,923.6
Selling, general and administrative expenses	9,497.4	494.5	675.1	57.4	(b)	10,724.4

Operating profit	2,441.6	84.0	1,731.0	(57.4)		4,199.2
Interest expense (income), net	215.8	88.6	(38.4)	167.7	(c)	433.7

Earnings/(loss) before income tax provision/(benefit)	2,225.8	(4.6)	1,769.4	(225.1)		3,765.5
Income tax provision/(benefit)	856.9	(1.7)	695.4	(88.2	)(d)	1,462.4

Net earnings/(loss)	1,368.9	(2.9)	1,074.0	(136.9)		2,303.1
Preference dividends, net of income tax benefit	13.9	—	—	—		13.9

Net earnings/(loss) available to common stockholders	$1,355.0	$(2.9)	$1,074.0	$(136.9)		$2,289.2

Basic earnings per common share:
Net earnings	$1.65		$2.50	—		$1.49

Weighted average common shares outstanding	820.6		429.3	287.6		1,537.5

Diluted earnings per common share:
Net earnings	$1.60		$2.46	—		$1.45

Weighted average common shares outstanding	853.2		436.5	292.5		1,582.2

Dividends declared per common share	$0.1550		$0.3000	—		$0.1550	(e)

        See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Thirteen Weeks Ended March 31, 2007

	Pro Forma Combined
	($ in millions, except per share amounts)
Net revenue	$20,638.1	(f)
Cost of revenues (excluding depreciation and amortization)	16,724.3	(f)

Gross profit	3,913.8
Selling, general and administrative expenses	2,754.0	(g)(h)

Operating profit	1,159.8
Interest expense, net	74.0	(i)

Earnings before income tax provision	1,085.8
Income tax provision	425.6	(j)

Net earnings	660.2
Preference dividends, net of income tax benefit	3.5

Net earnings available to common stockholders	$656.7

Basic earnings per common share:
Net earnings	$0.43

Weighted average common shares outstanding	1,531.4

Diluted earnings per common share:
Net earnings	$0.42

Weighted average common shares outstanding	1,565.2

Dividends declared per common share	$0.04875

        See accompanying notes to unaudited pro forma condensed combined statement of operation, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in millions)

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 30, 2006 and thirteen weeks ended March 31, 2007 gives effect to the merger as if it occurred on the first day of each period presented.

        The unaudited pro forma condensed combined statements of operations, which are referred to as pro forma statements of operations, are based on the historical financial statements of CVS and Caremark, as well as financial information for the acquisition CVS completed on June 2, 2006, and give effect to the merger of CVS and Caremark under the purchase method of accounting. As a result, the pro forma statements of operations are based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Caremark based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma statements of operations after valuation procedures are performed and amounts are finalized following the completion of the merger.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma statements of operations for illustrative purposes. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma statements of operations. The pro forma statements of operations do not give effect to the post-closing issuer self-tender offer, which expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed in our treasury account or borrowings under our Bridge Credit Facility in connection with our Accelerated Share Repurchase. In addition, the pro forma statements of operations do not give effect to any potential cost savings or operating synergies that CVS and Caremark expect to result from the merger, nor do they give effect to any potential costs to be incurred in integrating the two companies.

Note 2—Completed Acquisition

        On June 2, 2006, CVS acquired certain assets and assumed certain liabilities from Albertson's, Inc., which is referred to as Albertson's, for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 stand-alone drugstores and a distribution center, which are referred to collectively as the Standalone Drug Business. CVS financed the acquisition of the Standalone Drug Business by issuing commercial paper and borrowing $1.0 billion from a bridge loan facility. During the third quarter of 2006, CVS repaid a portion of the commercial paper used to finance the acquisition with the proceeds received from the issuance of $800 million of 5.75% unsecured senior notes due August 15, 2011 and $700 million of 6.125% unsecured senior notes due August 15, 2016.

        The financial information included in the unaudited pro forma condensed combined statement of operations for the year ended December 30, 2006 is based on the historical results of the Standalone Drug Business and includes the incremental interest expense for the indebtedness incurred to finance the purchase and the impact of the preliminary purchase price allocation. The incremental interest expense for the fiscal year ended December 30, 2006 was $218.0 million. The impact of the preliminary purchase price allocation included adjustments to convert the Standalone Drug Business from the LIFO method to the FIFO method of accounting for inventories, resulting in a reduction to gross profit for the fiscal year ended December 30, 2006 of $4.0 million. In addition, the fiscal year ended December 30, 2006 reflects adjustments required to record incremental estimated depreciation and amortization on property, equipment and intangible assets over their useful lives of $15.0 million and $52.0 million, respectively. For further information on the purchase price allocation used by CVS see the "Notes to Consolidated Financial Statements" included in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Note 3—Unaudited Pro Forma Adjustments

        The purchase price allocation used to prepare the pro forma statements of operations is preliminary and is based on information that was available to management of CVS and Caremark at the time the pro forma financial statements were prepared. Accordingly, the purchase price and the allocation thereof will change and the impact of such changes could be material.

  Unaudited Pro Forma Condensed Combined Statement of Operations

  (a)
  Represents the adjustment necessary to eliminate revenues and cost of revenues of CVS and Caremark that represent inter-company amounts that would ordinarily be eliminated in the preparation of consolidated financial statements.

  (b)
  Represents the adjustment to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the unaudited pro forma condensed combined statements of operations do not include goodwill amortization.

  (c)
  Represents the adjustments to record the pro forma interest expense on the long-term debt used to fund the Caremark Special Dividend utilizing an interest rate of 7%.

  (d)
  Represents the adjustments to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

  (e)
  Pro forma combined dividends declared per common share were computed using the CVS dividend rate.

  (f)
  Inter-company revenues and cost of revenues totaling $941.5 million, that occur when a Caremark customer uses a CVS/pharmacy retail store to purchase covered merchandise, were eliminated.

  (g)
  The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007, exclude $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change in control provisions of the underlying Caremark stock option plans. The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007 also exclude $42.9 million related to change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements. In addition, the pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007, exclude merger related costs of $92.1 million, which primarily consist of investment banker fees, legal fees, accounting fees and other merger related costs incurred by Caremark.

  (h)
  The pro forma condensed combined results of operations include adjustments totaling $13.0 million to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the unaudited pro forma combined condensed statements of operations do not include goodwill amortization.

  (i)
  The pro forma condensed combined results of operations include adjustments totaling $22.9 million to record the pro forma interest expense on the debt used to fund the Caremark Special Dividend utilizing an average interest rate of 5.5%.

  (j)
  The pro forma condensed combined results of operations include adjustments totaling $42.4 million to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount, and a portion of net rental expense deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

	Three Months Ended		Fiscal Year
	Pro Forma March 31, 2007	March 31, 2007	Pro Forma (52 weeks) 2006	(52 weeks) 2006	(52 weeks) 2005	(53 weeks) 2004	(52 weeks) 2003	(52 weeks) 2002
Ratio of earnings to fixed charges	5.91x	4.50x	5.57x	4.02x	4.45x	4.22x	4.78x	4.35x

DESCRIPTION OF ECAPSSM

General

        The 6.302% Enhanced Capital Advantaged Preferred Securities due June 1, 2062, which we refer to as the "ECAPSSM", constitute a series of debt securities described in the accompanying prospectus. This description supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in "Description of Debt Securities" in the accompanying prospectus.

        The ECAPSSM will be issued under a subordinated indenture to be dated May 25, 2007 between CVS Caremark Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee, as supplemented by a supplemental indenture to be dated as of May 25, 2007 (as supplemented, the "indenture"). The following summary of the material provisions of the indenture does not summarize all of the provisions of the indenture. We urge you to read the subordinated indenture, which has been filed as an exhibit to the registration statement, of which the accompanying prospectus is a part, and the supplemental indenture, which will be filed on a Current Report on Form 8-K, because they, not the summaries below and in the accompanying prospectus, define your rights. You may obtain a copy of the indenture from us without charge. See the section entitled "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

        The ECAPSSM will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. No service charge will be made for any registration of transfer or any exchange of ECAPSSM, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

        The ECAPSSM will be initially limited to $1,000,000,000 in aggregate principal amount. We are entitled, without the consent of the holders of the ECAPSSM, to issue additional debt securities under the indenture on the same terms and conditions as the ECAPSSM being offered hereby in unlimited aggregate principal amount (which we refer to as the "additional ECAPSSM"), so long as any such additional ECAPSSM will be treated as fungible with the previously issued and outstanding ECAPSSM for U.S. federal income tax purposes. Any additional ECAPSSM that we issue in the future will be identical in all respects to the ECAPSSM that we are issuing now, except that the additional ECAPSSM will have different issuance prices and issuance dates. The ECAPSSM initially offered and the additional ECAPSSM, if any, will be treated as a single series for all purposes of the indenture, including waivers and amendments. Unless the context otherwise requires, for all purposes of the indenture and this "Description of the ECAPSSM," references to the ECAPSSM include any additional ECAPSSM actually issued.

        We do not intend to list the ECAPSSM on a national securities exchange.

        The indenture does not contain any provisions that would limit our ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity, nor does it contain covenants or other provisions designed to afford holders of the ECAPSSM protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

        In addition, the indenture does not contain any provisions which would require us to repurchase or redeem or otherwise modify the terms of any of the ECAPSSM upon a change in control or other events involving us which may adversely affect the creditworthiness of the ECAPSSM. See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus.

Interest Rate and Interest Payment Dates

Fixed Rate Period

        The ECAPSSM will bear interest at 6.302% per year from the date they are issued, up to, but not including June 1, 2012 (the "Fixed Rate Period"), subject to our right to defer interest payments as described below, payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2007. We refer to these dates as "interest payment dates". If interest payments are deferred or otherwise not paid during the Fixed Rate Period, they will accrue and compound until paid at the annual rate of 6.302% to the extent permitted by law. The amount of interest payable for any semi-annual interest accrual period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

Floating Rate Period

        The ECAPSSM will bear interest from June 1, 2012 up to, but not including, the maturity date (the "Floating Rate Period") at a rate equal to Three-month LIBOR plus 206.5 basis points (2.065%), reset quarterly. Subject to our right to defer interest payments as described below, during the Floating Rate Period interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, also a "LIBOR Reset Date"), beginning September 1, 2012. References in this prospectus supplement to "interest payment dates" after June 1, 2012 refer to these dates. The first LIBOR Reset Date will be June 1, 2012. During the Floating Rate Period, the interest rate in effect on any LIBOR Reset Date will be the applicable rate as reset on that date and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Reset Date. If interest payments are deferred or otherwise not paid during the Floating Rate Period, they will accrue and compound until paid at the prevailing floating rate to the extent permitted by law. The amount of interest payable for any quarterly interest period during the Floating Rate Period will be computed by multiplying the floating rate for that quarterly interest period by a fraction, the numerator of which will be the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the ECAPSSM.

General

        In this prospectus supplement the term "interest" includes semi-annual interest payments during the Fixed Rate Period, quarterly interest payments during the Floating Rate Period, and applicable interest on interest payments accrued but not paid on the applicable interest payment date.

        "Business day" means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, on or after June 1, 2012, a day that is not a London banking day. A "London banking day" is any day on which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market

        During the Fixed Rate Period, if an interest payment date or a redemption date of the ECAPSSM falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date or redemption date, as the case may be, to the date payment is made.

        During the Floating Rate Period, if an interest payment date, other than a redemption date, the Scheduled Maturity Date (as defined below) or the Final Maturity Date (as defined below) of the ECAPSSM, falls on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. Also, if a redemption date, the Scheduled Maturity Date or the Final Maturity Date of the ECAPSSM falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

        During the Floating Rate Period, if any LIBOR Reset Date falls on a day that is not a business day, the LIBOR Reset Date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the LIBOR Reset Date will be the immediately preceding business day.

        So long as the ECAPSSM remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day immediately preceding the applicable interest payment date. If the ECAPSSM do not remain in book-entry only form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date.

Determining the Floating Rate

        "Three-month LIBOR" means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on Reuters Screen LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that interest period, in an amount that, in the calculation agent's judgment, is representative of a single transaction in that market at that time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in an amount that, in the calculation agent's judgment, is representative of a single transaction in that market at that time. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on June 1, 2012, three-month LIBOR will be 6.302%. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

        "LIBOR determination date" with respect to an interest period will be the second London banking day immediately preceding the LIBOR Reset Date for such interest period.

        "Reuters Screen LIBOR01" means the display designated on Reuters Screen LIBOR01, Inc. or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the calculation agent.

        "Calculation Agent" means a banking institution or trust company appointed by CVS Caremark Corporation to act as calculation agent.

Option to Defer Interest Payments

        So long as there is no event of default under the indenture, we may defer interest payments on the ECAPSSM, from time to time, for one or more periods (each, an "Optional Deferral Period") of up to 10 consecutive years per Optional Deferral Period. We may defer payment of interest prior to, on or after the Scheduled Maturity Date, subject to our obligations described under "—Payment of Principal—Scheduled Maturity Date." We may not defer interest beyond the Final Maturity Date, as defined under "—Payment of Principal—Final Maturity Date," or any earlier accelerated maturity date, as described in "Events of Default," or any earlier repayment or redemption in full of the ECAPSSM. During an Optional Deferral Period, interest will continue to accrue on the ECAPSSM, compounded semi-annually or quarterly, as the case may be, and deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the ECAPSSM, to the extent permitted by applicable law. No interest will be due and payable on the ECAPSSM until the end of the Optional Deferral Period except upon a redemption of the ECAPSSM during the deferral period.

        We may pay at any time all or any portion of the accrued and unpaid deferred interest during an Optional Deferral Period. We will be prohibited from paying current interest on the ECAPSSM until we have paid all accrued and unpaid deferred interest. At the end of the Optional Deferral Period or on any redemption date, we will be obligated to pay all accrued and unpaid deferred interest.

        Once all accrued and unpaid interest on the ECAPSSM has been paid, we can again defer interest payments on the ECAPSSM as described above, provided that an Optional Deferral Period cannot extend beyond the Final Maturity Date of the ECAPSSM.

        If we defer interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period. If we fail to pay in full all accrued and unpaid interest at the conclusion of the 10-year period and such failure continues for 30 days, an event of default that gives rise to acceleration of principal and interest on the ECAPSSM will occur under the indenture.

        We will give the holders of the ECAPSSM and the trustee written notice of our election to commence or continue an Optional Deferral Period at least one and not more than sixty business days before the next interest payment date.

        We have no present intention of exercising our right to defer payments of interest on the ECAPSSM.

Dividend and Other Payment Stoppages

        Unless we have paid all accrued and unpaid interest on the ECAPSSM, or if an event of default has occurred and is continuing, we will not, nor will we permit our subsidiaries to:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

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  make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the ECAPSSM; or

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  make any guarantee payments on any guarantee of debt securities if the guarantee ranks equally with or junior in interest to the ECAPSSM.

        The restrictions listed above do not apply to:

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  any purchase, redemption or other acquisition of shares of our capital stock in connection with:

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  any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

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  the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

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  a dividend reinvestment or shareholder purchase plan; or

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  the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

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  any dividend or distribution by any of our subsidiaries to us or any of our other subsidiaries;

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  any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

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  any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

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  any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

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  payments of current or deferred interest on pari passu securities so long as any such payments are made on a pro rata basis with the ECAPSSM; or

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  payments of principal in respect of pari passu securities having the same Scheduled Maturity Date as the ECAPSSM and that are made on a pro rata basis with the ECAPSSM.

Payment of Principal

Scheduled Maturity Date

        We must repay the principal amount of the ECAPSSM, together with accrued and unpaid interest, on June 1, 2037 or, if that date is not a business day, the following business day (the "Scheduled Maturity Date"), subject to the limitations described below.

        Our obligation to repay the ECAPSSM on the Scheduled Maturity Date is limited. We are required to repay the ECAPSSMon the Scheduled Maturity Date only to the extent we have raised sufficient proceeds from the issuance of qualifying capital securities, as described in "Description of the Replacement Capital Covenant", during a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the Scheduled Maturity Date. If we have not raised sufficient proceeds to permit repayment of the ECAPSSM on the Scheduled Maturity Date, we will be required to repay the unpaid portion of the ECAPSSM (i) on each subsequent interest payment date to the extent we sell a sufficient amount of qualifying capital securities and until the ECAPSSM are paid in full or (ii) upon the occurrence of an event of default that results in an acceleration of the ECAPSSM. We will also be required to repay any unpaid portion of the ECAPSSM on the Final Maturity Date, as described under "—Final Maturity Date" below. All accrued and unpaid interest, including deferred interest and compounded interest on such deferred amounts, on any ECAPSSM will be due and payable on the date we repay the principal amount thereof.

        We will agree in the indenture to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the Scheduled Maturity Date to permit repayment of the ECAPSSM in full on the Scheduled Maturity Date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the Scheduled Maturity Date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds from the issuance of qualifying capital securities to permit repayment on the next quarterly interest payment date, and on each quarterly interest payment date thereafter until we have paid the unpaid portion of the ECAPSSM, as described in the preceding paragraph. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be (except as described below) a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

        Although under the replacement capital covenant the principal amount of ECAPSSM that we may repay, redeem or purchase at any time on or after the Scheduled Maturity Date may be based on the percentages described under "Description of Replacement Capital Covenant" of the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity and certain qualifying capital securities, we have no obligation under the indenture or the ECAPSSM to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the ECAPSSM on the Scheduled Maturity Date or at any time thereafter.

        We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt (as defined under "Description of Replacement Capital Covenant"). We may, acting alone and without the consent of the covered debtholders, amend or supplement the replacement capital covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities qualifying as replacement capital securities (as defined under "Description of Replacement Capital Covenant"), and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to such covered debtholders or (iii) such amendment or supplement eliminates common stock, rights to acquire common stock, debt exchangeable for common equity and/or mandatorily convertible preferred stock as replacement capital securities if, in the case of this clause (iii), after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective such that we reasonably believe that there is more than an insubstantial risk that failure to so eliminate common stock, rights to acquire common stock, debt exchangeable for common equity and/or mandatorily convertible preferred stock would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS) if then applicable to the us or if subsequently adopted by us.

        We generally may amend or supplement the replacement capital covenant without the consent of the holders of the ECAPSSM. We have agreed in the indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the ECAPSSM is permitted, except with the consent of holders of a majority by principal amount of the ECAPSSM.

        If any principal amount of ECAPSSM remains outstanding after the Scheduled Maturity Date, the principal amount of the outstanding ECAPSSM will continue to bear interest at the floating rate of interest described above under "—Interest Rate and Interest Payment Dates."

        "Commercially reasonable efforts" to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

        We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the ECAPSSM under the terms of the replacement capital covenant if we provide written certification to the trustee (which certification will be forwarded to each holder of record of the notes) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

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  a market disruption event (as defined below) was existing during the 180-day period preceding the date of the certificate or, in the case of any repayment date following June 1, 2012, the 90-day period preceding the date of the certificate; and

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  either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after using commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the ECAPSSM in full.

        A "market disruption event" means the occurrence or existence of any of the following events or sets of circumstances:

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  trading in securities generally, or shares of our securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our qualifying capital securities are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction such that trading shall have been materially disrupted;

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  we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying capital securities and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

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  a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in the qualifying capital securities has been materially disrupted or ceased;

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  a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the qualifying capital securities has been materially disrupted or ceased;

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  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the qualifying capital securities has been materially disrupted or ceased;

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  there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in the qualifying capital securities has been materially disrupted;

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  an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying capital securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

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  we reasonably believe that the offering document for the offer and the sale of qualifying capital securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

        Net proceeds that we are permitted to apply to the repayment of the ECAPSSM on and after the Scheduled Maturity Date will be applied, first, to pay deferred interest (including compounded interest thereon, to the extent permitted by law), second, to pay current interest and, third, to repay the principal of the ECAPSSM; provided that if we are obligated to sell qualifying capital securities and make payments on any outstanding pari passu securities in addition to the ECAPSSM in respect thereof, then on any date and for any period such payments will be made on those other securities having the same Scheduled Maturity Dates as the ECAPSSM pro rata in accordance with their respective outstanding principal amounts and no such payment shall be made on any other securities having a later Scheduled Maturity Date until the principal of and all accrued and unpaid interest on the ECAPSSM has been paid in full. If the applicable percentage of net proceeds that we raise from the sale of qualifying capital securities during the relevant 180- or 90-day period is less than $5 million, we will not be required to repay any ECAPSSM on the Scheduled Maturity Date or the next interest payment date, as applicable. On the next interest payment date as of which the net proceeds that we have raised during the 180-day period preceding the applicable notice date (or, if shorter, the period since we last prepaid any principal amount of ECAPSSM) is at least $5 million, we will be required to repay a principal amount of the ECAPSSM equal to the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Final Maturity Date

        Unless previously paid, any principal amount of the ECAPSSM, together with accrued and unpaid interest, will be due and payable on the Final Maturity Date of the ECAPSSM, regardless of the amount of qualifying capital securities we have issued and sold by that time. The Final Maturity Date will be June 1, 2062, or, if that date is not a business day, the following business day.

Redemption

        The ECAPSSM:

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  are repayable on the Scheduled Maturity Date or thereafter as described under "—Payment of Principal" below;

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  are redeemable on or after June 1, 2012, in whole or in part, at our option at any time at the redemption price set forth below;

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  are redeemable prior to June 1, 2012, in whole but not in part, at our option at any time within 90 days after the occurrence of a "tax event" or a "rating agency event," at the redemption price set forth below; and

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  are redeemable prior to June 1, 2012, in whole or in part, at our option at any time not within 90 days after the occurrence of a "tax event" or a "rating agency event," at the redemption price set forth below.

        The ECAPSSM are not subject to any sinking fund or similar provisions. Any redemption of the ECAPSSM prior to June 1, 2047, will be subject to the restrictions described under "Description of the Replacement Capital Covenant" below. After June 1, 2047, we may redeem the ECAPSSM using cash from any source.

        In the case of any redemption that occurs on or after June 1, 2012, the redemption price will be equal to 100% of the principal amount of the ECAPSSM being redeemed, plus accrued and unpaid interest to the redemption date.

        In the case of any redemption that occurs prior to June 1, 2012 and within 90 days after the occurrence of a "tax event" or a "rating agency event," the redemption price will be equal to the greater of (i) 100% of the principal amount of the ECAPSSM being redeemed and (ii) the present value of a principal payment on June 1, 2012 and scheduled payments of interest that would have accrued from the redemption date to June 1, 2012 on the ECAPSSM being redeemed, discounted from their respective payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) (not including any portion of such payments of interest accrued to the redemption date) at a discount rate equal to the treasury rate plus 50 basis points, in either case plus accrued and unpaid interest to the redemption date.

        In the case of any redemption that occurs prior to June 1, 2012, but not within 90 days after the occurrence of a "tax event" or a "rating agency event," the redemption price will be equal to the greater of (i) 100% of the principal amount of the ECAPSSM being redeemed and (ii) the present value of a principal payment on June 1, 2012 and scheduled payments of interest that would have accrued from the redemption date to June 1, 2012 on the ECAPSSM being redeemed, discounted from their respective payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) (not including any portion of such payments of interest accrued to the redemption date) at a discount rate equal to the treasury rate plus 25 basis points, in either case plus accrued and unpaid interest to the redemption date.

        If in the case of a redemption, the ECAPSSM are not redeemed in whole, we may not effect such redemption unless at least $25 million aggregate principal amount of the ECAPSSM, excluding any ECAPSSM held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

        "Tax event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

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  amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the ECAPSSM; or

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  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the ECAPSSM; or

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  threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the ECAPSSM, which latter challenge becomes publicly known after the initial issuance of the ECAPSSM;

there is more than an insubstantial risk that interest payable by us on the ECAPSSM is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

        "Rating agency event" means a change by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended, that currently publishes a rating for us (a "rating agency") in assigning equity credit to securities such as the ECAPSSM, as such methodology is in effect on the date of issuance of the ECAPSSM (the "current criteria"), which change results in (i) the length of time for which such current criteria are scheduled to be in effect is shortened with respect to the ECAPSSM or (ii) a lower equity credit rating being assigned by such rating agency to the ECAPSSM as of the date of such change than the equity credit that would have been assigned to the ECAPSSM as of the date of such change by such rating agency pursuant to its current criteria.

        For the purposes of the fourth and fifth preceding paragraph:

  •
  "treasury rate" means the semi-annual equivalent yield to maturity of the "treasury security" that corresponds to the "treasury price" (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

  •
  "treasury security" means the United States Treasury security that the "treasury dealer" determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the ECAPSSM being redeemed in a tender offer based on a spread to United States Treasury yields;

  •
  "treasury price" means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

  •
  "treasury dealer" means Lehman Brothers Inc. (or its successor) or, if Lehman Brothers Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of ECAPSSM to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the ECAPSSM or portions thereof called for redemption.

        If fewer than all of the ECAPSSM are being redeemed, the trustee will select the ECAPSSM to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. Upon surrender of any the ECAPSSM redeemed in part, the holder will receive new ECAPSSM equal in principal amount to the unredeemed portion of the surrendered ECAPSSM.

        In addition, we or our affiliates may at any time purchase ECAPSSM by tender, in the open market or by private agreement, subject to applicable law and the replacement capital covenant.

        We may not redeem the ECAPSSM in whole or in part unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding ECAPSSM for all interest periods terminating on or before the redemption date. We may not redeem the ECAPSSM in part if the principal amount has been accelerated and such acceleration has not been rescinded.

        In the event of any redemption, neither we nor the trustee will be required to:

  •
  issue, register the transfer of, or exchange, ECAPSSM during a period beginning at the opening of business 15 days before the day of selection for redemption of ECAPSSM and ending at the close of business on the day of mailing of notice of redemption; or

  •
  transfer or exchange any ECAPSSM so selected for redemption, except, in the case of any ECAPSSM being redeemed in part, any portion thereof not to be redeemed.

        The provisions relating to defeasance discussed in the accompanying prospectus shall apply to the ECAPSSM.

Ranking of the ECAPSSM

        Our payment obligation under the ECAPSSM will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our Senior Indebtedness. However, the ECAPSSM will rank equally in right of payment with any pari passu securities.

        "Senior Indebtedness," means all of our obligations, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

  •
  obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

  •
  synthetic lease obligations, finance lease obligations and capitalized lease obligations;

  •
  all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit facility;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  •
  all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

  •
  all obligations of the types referred to in the preceding bullet points of others which we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise become liable for, under any agreement;

  •
  all compensation and reimbursement obligations of ours to the trustee pursuant to the indenture; or

  •
  all amendments, modifications, renewals, extensions, refinancings, replacements or refundings of obligations of the kinds described in any of the preceding categories.

        Any such obligation, amendment, modification, renewal, extension, refinancing, replacement or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment and upon liquidation to or is equal in right of payment and upon liquidation with the ECAPSSM. Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture, irrespective of the amendment, modification or waiver of any term of the indenture.

        No payment of the principal (including redemption) of, or interest, or premium, if any, on the ECAPSSM may be made by us until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

  •
  certain events of our bankruptcy, insolvency or reorganization;

  •
  any of our Senior Indebtedness is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  •
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of our Senior Indebtedness are permitted to accelerate the maturity of such Senior Indebtedness.

        Upon any distribution of our assets to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of the ECAPSSM are entitled to receive or retain any payment from such distribution.

        "Pari passu securities" means:

  •
  our indebtedness and other securities that by their terms rank equally with the ECAPSSM, in right of payment and upon liquidation;

  •
  guarantees of indebtedness or other securities, which guarantees, by their terms rank equally with the ECAPSSM, in right of payment and upon liquidation, and

  •
  our trade accounts payable and accrued liabilities arising in the ordinary course of business.

Events of Default; Waiver and Notice

        An "event of default" with respect to the ECAPSSM will occur if:

  •
  we do not pay any interest on the ECAPSSM within 30 days following the due date; provided that a valid extension or deferral of the interest period as described above under "Option to Defer Interest Payments" will not constitute an event of default;

  •
  we do not pay principal on the ECAPSSM when due, whether at stated maturity, upon redemption, upon a declaration of acceleration or otherwise; or

  •
  we file for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur.

        Except as otherwise set forth above, an event of default does not include a failure to comply with covenants under the indenture.

        The indenture for the ECAPSSM provides that the trustee must give holders notice of all defaults or events of default within 90 days after it become actually known to a responsible officer of the trustee. However, except in the cases of a default or an event of default in payment on the ECAPSSM, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

        If an event of default under the indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding ECAPSSM may declare the entire principal amount of and all accrued but unpaid interest on all ECAPSSM to be due and payable immediately; provided, that if an event of default arising from our filing for bankruptcy or certain other similar events in bankruptcy insolvency, receivership or reorganization occurs under the indenture, the entire principal amount of, and all accrued and unpaid interest on, all ECAPSSM will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

        If such declaration occurs, the holders of a majority in aggregate principal amount of the outstanding ECAPSSM may waive any past default except:

  •
  a default in payment of principal or interest; or

  •
  a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each of the outstanding ECAPSSM.

        The holders of a majority in principal amount of the ECAPSSM shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the indenture.

        We are required to file an officers' certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

Book-Entry System

        Upon sale, the ECAPSSM will be represented by one or more fully registered global securities. Each such global security will be deposited with, or on behalf of, the DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for ECAPSSM in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of the DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ECAPSSM through the accounts that each of these systems maintain as participants in DTC.

        So long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee, as the case may be, will be the sole holder of the ECAPSSM represented thereby for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global securities representing the ECAPSSM will not be entitled to receive physical delivery of certificated ECAPSSM and will not be considered the holders thereof for any purpose under the indenture, and the global securities representing the ECAPSSM shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the global securities representing the ECAPSSM.

        The global securities representing the ECAPSSM are exchangeable for certificated ECAPSSM of like tenor and terms and of differing authorized denominations aggregating a like amount, only if:

  •
  DTC notifies us that it is unwilling, unable or ineligible to continue as depositary for the global securities and a successor depositary is not appointed by us within 90 days of such notification or of our becoming aware of DTC's ineligibility;

  •
  there shall have occurred and be continuing an Event of Default under the indenture with respect to any of the global securities and the outstanding ECAPSSM shall have become due and payable pursuant to the indenture and the trustee has requested that certificated ECAPSSM be issued; or

  •
  we have decided to discontinue use of book-entry transfers through DTC. DTC has advised us that, under its current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the global securities at the request of its participants.

        Upon any such exchange, the certificated ECAPSSM shall be registered in the names of the beneficial owners of the global securities representing the ECAPSSM as provided by DTC's relevant participants (as identified by DTC).

        The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        The following is based on information furnished by DTC:

  •
  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  Persons who are not participants may beneficially own the ECAPSSM held by DTC only through direct participants or indirect participants. Purchases of the ECAPSSM under DTC's system must be made by or through direct participants, which will receive a credit for such ECAPSSM on DTC's records. The ownership interest of each actual purchaser of each of the ECAPSSM represented by a global security ("a Beneficial Owner") is in turn to be recorded on the direct participants' and indirect participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global securities representing the ECAPSSM are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners of the global securities representing the ECAPSSM will not receive certificated ECAPSSM representing their ownership interests therein, except in the event that use of the book-entry system for such ECAPSSM is discontinued and in certain other limited circumstances.

  •
  Principal and interest payments on the global securities representing the ECAPSSM will be made to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or ours, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is our and the trustee's responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct participants and indirect participants.

  •
  DTC may discontinue providing its services as securities depository with respect to the ECAPSSM at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated ECAPSSM are required to be printed and delivered.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

Governing Law

        The indenture and the ECAPSSM shall be governed by and construed in accordance with the laws of the State of New York.

Agreement by Holders of Certain Tax Treatment

        Each holder of the ECAPSSM will, by accepting the ECAPSSM or a beneficial interest therein, be deemed to have agreed that the holder intends that the ECAPSSM constitute indebtedness and will treat the ECAPSSM as indebtedness for all United States federal, state and local tax purposes.

DESCRIPTION OF REPLACEMENT CAPITAL COVENANT

        We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is subject to and qualified in its entirety by the terms and provisions of the full document, which is available from us upon request, and a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K. References to "we," "us" and "our" in the following description refer only to CVS Caremark Corporation and not any of its subsidiaries.

        We will covenant in a replacement capital covenant for the benefit of a specified class of covered debtholders, as defined below, that we will not, and we will cause our subsidiaries not to, redeem, purchase or pay, as applicable, the ECAPSSM on or before the date that is 15 years prior to the final maturity date, unless, subject to certain limitations, the applicable redemption or purchase price or the principal amount paid does not exceed the sum of the following amounts raised during a 180-day period ending on (A) a notice date not more than 15 and not less than 10 business days prior to the date of such redemption or (B) the date of such repayment, payment or purchase, as applicable:

  •
  200% of (a) the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of our common stock and rights to acquire our common stock (including our common stock and rights to acquire our common stock sold pursuant to our dividend reinvestment plan, direct stock purchase plan or employee benefit plans) and (b) the aggregate market value of any of our common stock that we have issued in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any NRSRO, in each case since the most recent "measurement date," without double counting proceeds received in any prior "measurement period"; plus

  •
  100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date (without double counting proceeds received in any prior measurement period) from the sale of "mandatorily convertible preferred stock," "debt exchangeable for common equity" and "debt exchangeable for preferred equity"; plus

  •
  100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date (without double counting proceeds received in any prior measurement period) from the sale of "qualifying capital securities."

For the avoidance of doubt, any reference in the replacement capital covenant to any payment, redemption or purchase of the Corporation's securities will be deemed to include a defeasance of the Corporation's obligations under such securities.

        Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock, debt exchangeable for common equity, debt exchangeable for preferred equity, and rights to acquire our common stock (collectively, the "replacement capital securities") during the applicable measurement period with respect to any redemption, purchase or payment of ECAPSSM will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

        The replacement capital covenant will terminate upon the earliest to occur of (i) the date that is 15 years prior to the Final Maturity Date, or, if earlier, the date on which the ECAPSSM are otherwise redeemed, purchased or paid in full, (ii) the date on which the holders of a majority of the principal amount of the then-outstanding covered debt agree in writing to terminate the replacement capital covenant and (iii) the date on which we no longer have outstanding any indebtedness eligible to qualify as covered debt. Moreover, if an event of default resulting in an acceleration of the ECAPSSM occurs, we do not have to comply with the replacement capital covenant.

        The replacement capital covenant is made for the benefit of a specified class of covered debtholders. It may not be enforced by the holders of the ECAPSSM. The initial series of "covered debt" is our 6.125% Senior Notes due August 15, 2016. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times before the date that is 15 years prior to the Final Maturity Date, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to redeem, purchase or pay the ECAPSSM.

        We generally have the right to modify or terminate the replacement capital covenant only with the consent of the holders of a majority in principal amount then outstanding of the covered debt. We have the right, however, to amend the replacement capital covenant at any time, without the consent of such holders (i) to impose additional restrictions on the types of securities qualifying as replacement capital securities, if an officer of ours has delivered to such holders a written certification to that effect, (ii) where such amendment is not adverse to such holders and an officer of ours has delivered to such holders a written certification stating that, in his or her determination, such amendment is not adverse to such holders, or (iii) to eliminate common stock, rights to acquire our common stock, debt exchangeable for common equity and/or mandatorily convertible preferred stock as securities the proceeds of which may be included for purposes of the replacement capital covenant if, in the case of this clause (iii), we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States.

        If we are obligated to sell replacement capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the ECAPSSM, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the ECAPSSM and those other securities having the same Scheduled Maturity Date as the ECAPSSM pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later Scheduled Maturity Date until the principal of and all accrued and unpaid interest on the ECAPSSM has been paid in full.

        The following terms, as used in this description of the replacement capital covenant, have the following definitions:

        "Common stock" means any of our equity securities (including equity securities held as treasury shares) or rights to purchase equity securities that have no preference in payment or dividends or amounts payable upon our liquidation, dissolution or winding-up (including a security that tracks the performance of, or relates to the results of, a business, unit or division of ours), and any equity securities that have no preference in payment or dividends or amounts payable upon our liquidation, dissolution or winding-up and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

        "Debt exchangeable for common equity" means a security (or combination of securities) that:

  •
  gives the holder a beneficial interest in (a) our debt securities that are not redeemable prior to settlement of the stock purchase contract referred to in subclause (b) hereof and (b) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of our common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities;

  •
  provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors' direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

  •
  includes a remarketing feature pursuant to which our debt securities are remarketed to new investors commencing not later than the last "distribution date" that is at least one (1) month prior to the settlement date of the stock purchase contract; and

  •
  provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by us acquiring our respective debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity in satisfaction of the investors' obligations under the stock purchase contracts.

        "Debt exchangeable for preferred equity" means a security (or combination of securities, together in this definition "such securities") that:

  •
  gives the holder a beneficial interest in (a) our subordinated debt securities that include a provision requiring us to issue (or use commercially reasonable efforts to issue) one or more types of "APM qualifying securities" raising aggregate proceeds at least equal to the deferred "distributions" on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (b) a fractional interest in a stock purchase contract for qualifying non-cumulative preferred stock;

  •
  includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first "distribution date" that is at least five years after the date of issuance of the security or earlier in the event of an early settlement event based on (a) the dissolution of the issuer of such securities or (b) one or more capital ratios or financial tests set forth in the terms of such securities or related transaction agreements;

  •
  provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors' direct or indirect obligation to purchase our qualifying non-cumulative preferred stock pursuant to such stock purchase contracts;

  •
  provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock;

  •
  includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the ECAPSSM, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the qualifying non-cumulative preferred stock and will not include debt exchangeable for preferred equity or debt exchangeable for common equity in the definition of qualifying capital securities;

  •
  after the issuance of such qualifying non-cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock; and

  •
  includes a provision specifying that if the debt securities are not successfully remarketed by the sixth anniversary of the issue date of the securities, the qualifying non-cumulative preferred stock will be acquired in exchange for the debt securities in satisfaction of the investors' obligations under the stock purchase contracts.

        "Mandatorily convertible preferred stock" means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

        "Measurement date" means, with respect to any payment, redemption or purchase of ECAPSSM (a) on or prior to June 1, 2012, the date that is 180 days prior to delivery of notice of such payment or redemption or prior to the date of such purchase and (b) after June 1, 2012, the date that is 90 days prior to delivery of notice of such payment or redemption or prior to the date of such purchase.

        "Measurement period" means the period from a measurement date to the related notice date or purchase date. Measurement periods cannot run concurrently.

        "NRSRO" means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

        "Qualifying capital securities" means securities (other than our common stock, rights to acquire our common stock and securities convertible into our common stock, such as mandatorily convertible preferred stock and debt exchangeable for common equity) that, in the determination of our Board of Directors, reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

  •
  in connection with any redemption, repayment or purchase of ECAPSSM on or prior to the date that is 50 years prior to the final maturity date:

  •
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ECAPSSM upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 55 years and (c)(1) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the ECAPSSM and have a ten-year optional deferral provision or (2) have a mandatory trigger provision, and an optional deferral provision;

  •
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to intent-based replacement disclosure and (d) have a mandatory trigger provision and an optional deferral provision;

  •
  securities issued by us or our subsidiaries that (a) would rank junior to all of our senior and subordinated debt other than the ECAPSSM, (b) have a mandatory trigger provision and an optional deferral provision and (c) have no maturity or a maturity of at least 55 years and are subject to intent-based replacement disclosure;

  •
  cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b)(1) has no maturity or a maturity of at least 55 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the ECAPSSM; or

  •
  qualifying non-cumulative preferred stock; or

  •
  in connection with any repayment, redemption or purchase of ECAPSSM after the date that is 50 years prior to the final maturity date and on or prior to the date that is 15 years prior to the final maturity date:

  •
  all securities that would be "qualifying capital securities" prior to the date that is 50 years prior to the final maturity date;

    •
    securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ECAPSSM upon our liquidation, dissolution or winding-up, (b) have a ten-year optional deferral provision, (c) have no maturity or a maturity of at least 55 years and (d) are subject to intent-based replacement disclosure;

    •
    securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ECAPSSM upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and (c)(1) have a ten-year optional deferral provision and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the ECAPSSM or (2) have a mandatory trigger provision and an optional deferral provision;

    •
    other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the ECAPSSM or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up), and (b) either (1) have no maturity or a maturity of at least 40 years and have a mandatory trigger provision and an optional deferral provision or (2) have no maturity or a maturity of at least 25 years, are subject to intent based replacement disclosure and have a mandatory trigger provision and an optional deferral provision; or

        For purposes of the definitions provided above, the following terms shall have the following meanings:

        "Alternative payment mechanism" means, with respect to any securities or combination of securities (together in this definition, "such securities"), provisions in the related transaction documents requiring us (a) to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such securities and (b) to apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (1) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (2) the fifth anniversary of the commencement of such deferral period, and that:

  •
  define "eligible proceeds" to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the 180-day period prior to the related distribution date from the issuance of APM qualifying securities, subject to the common cap, the preferred cap and the share cap, as applicable (each as defined below);

  •
  permit us to pay current distributions on any distribution date out of any source of funds but (a) require us to pay deferred distributions only out of eligible proceeds and (b) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds (other than following an acceleration of such securities or the occurrence of the final maturity thereof);

  •
  if deferral of distributions continues for more than one year (or such shorter period as is provided for in the terms of such securities), require us not to redeem, purchase or pay any of our capital stock or our securities that rank pari passu with or junior to the most senior issuable APM qualifying securities until at least one year after all deferred distributions have been paid (a "share repurchase provision");

  •
  permits us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a "business combination") where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our assets have been transferred, conveyed or leased is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination;

  •
  limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities that are our common stock or rights to acquire our common stock:

  •
  an amount from the issuance thereof pursuant to the alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to the alternative payment mechanism) with respect to deferred distributions during the first five years of any deferral period to a number of shares of common stock and shares purchasable upon the exercise of rights to acquire common stock not in excess of 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the "common cap"); provided (and it being understood) that the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the fifth anniversary of the commencement of such deferral period; and

  •
  a maximum issuance cap on the issuance of APM qualifying securities consisting of our common stock and rights to acquire our common stock, in each case to be set at our discretion and otherwise substantially similar to the "share cap" as defined above; provided, that such share cap will be subject to our agreement to use commercially reasonable efforts to increase the share cap when reached to a number of shares of common stock that would allow us to satisfy our rights with respect to the alternative payment mechanism and only to the extent we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock;

  •
  limit our right to issue (or use commercially reasonable efforts to issue) APM qualifying securites that are qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances of qualifying non-cumulative preferred stock and unconverted mandatorily convertible preferred stock pursuant to such alternative payment mechanism) equal to 25% of the principal or stated amount of the securities that are the subject of the related alternative payment mechanism (the "preferred cap"); and

  •
  in the case of securities other than qualifying non-cumulative preferred stock, include a bankruptcy claim limitation provision;

provided (and it being understood) that:

•
we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•
if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order based on the date each payment was first deferred, subject to the common cap, the preferred cap and the share cap, as applicable; and

•
if we have outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.

        "APM qualifying securities" means, with respect to an alternative payment mechanism, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism, a mandatory trigger provision or debt exchangeable for preferred equity): (a) our common stock; (b) rights to acquire our common stock; (c) mandatorily convertible preferred stock; or (d) qualifying non-cumulative preferred stock; in each case, issued by us; provided that if the APM qualifying securities for any alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity include both our common stock and rights to acquire our common stock, such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity may permit, but need not require, us to issue rights to acquire our common stock, or qualifying non-cumulative perpetual preferred stock; provided, further, that if such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity includes all of the securities included in (a) through (d) above, it may allow for an amendment of the terms of such security to eliminate our common stock, rights to acquire our common stock and mandatorily convertible preferred stock as APM qualifying securities if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principals in the United States.

        "Bankruptcy claim limitation provision" means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision (together in this definition, "such securities"), provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (a) any deferral period, in the case of securities that have an alternative payment mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a mandatory trigger provision, to:

  •
  in the case of securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such securities then outstanding; and

  •
  in the case of any other securities, an amount not in excess of: (a) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid or (b) the sum of (1) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative preferred stock and unconverted mandatorily convertible preferred stock that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision; provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (1), the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of qualifying non-cumulative preferred stock.

        "Distribution date" means, as to any securities or combination of securities, the dates on which periodic distributions on such securities are scheduled to be made.

        "Distribution period" means, as to any securities or combination of securities, each period from and including the later of the issue date and a distribution date for such securities to but excluding the next succeeding distribution date for such securities.

        "Distributions" means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not our subsidiaries.

        "Intent-based replacement disclosure" means, as to any security or combination of securities, that the issuer and its subsidiaries have publicly stated their intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer and its subsidiaries under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries will redeem, purchase or pay such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption, purchase or payment that are as or more equity-like than the securities then being redeemed, purchased or paid, raised within 180 days prior to the applicable redemption, purchase or payment date.

        "Mandatory trigger provision" means as to any security or combination of securities (together in this definition, "securities"), provisions in the terms thereof or of the related transaction agreements that:

  •
  require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of distributions on such securities only to the extent it receives sufficient net proceeds from the issuance and sale of APM qualifying securities, within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid distributions; provided that (a) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of our common stock or rights to acquire our common stock the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the "common cap;" and (b) the amount of qualifying non-cumulative preferred stock and unconverted mandatory convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the "preferred cap";

  •
  if the provisions described in the bullet point above do not require such issuance and sale within one year of such failure, require the issuer of such security and such issuer's subsidiaries not to redeem or repurchase any of such issuer's capital stock or such issuer's securities that rank pari passu with or junior to the most senior issuable APM qualifying securities until at least one year after such issuer applies the net proceeds of the sales described in the immediately preceding bullet point to pay such unpaid distributions in full;

  •
  other than in the case of qualifying non-cumulative preferred stock, prohibit the issuer of such securities from repurchasing any APM qualifying securities or any securities that are pari parsu with or junior to its APM qualifying securities, the proceeds of which were used to pay deferred distributions since such failure before the date six months after such issuer applies the net proceeds of the sales described in the first bullet in this definition to pay such unpaid distributions in full; and

  •
  in the case of securities other than qualifying non-cumulative preferred stock, include a bankruptcy claim limitation provision.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer's failure to pay distributions because of the mandatory trigger provision or as a result of the issuer's exercise of its right under an optional deferral provision or a ten year optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

        "Market Value" means, on any date, (i) in the case of common stock, the closing sale price per share of common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the common stock is traded or quoted; if the common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by us for such purpose and (ii) in the case of rights to acquire common stock, a value determined by a nationally recognized independent investment banking firm selected by our Board of Directors (or a duly authorized committee thereof) for such purpose.

        "Optional deferral provision" means, as to any securities, a provision in the terms thereof or of the related transaction agreements that contains the following:

  •
  the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event, as described in this prospectus supplement, is continuing, 10 years, without any remedy other than permitted remedies; and

  •
  an alternative payment mechanism.

        "Permitted remedies" means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions preventing the issuer from paying distributions on or purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

        "Qualifying non-cumulative preferred stock" means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer, that the transaction documents provide for no remedies as a consequence of non-payment of dividends other than permitted remedies and is either (a) subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the ECAPSSM or (b) has a mandatory trigger provision and is subject to intent-based replacement disclosure.

        "Ten-year optional deferral provision" means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities thereof may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to ten years without any remedy other than permitted remedies.

UNDERWRITING

        We have entered into an underwriting agreement with Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc. and Wachovia Capital Markets, LLC as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, we have agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from us the respective principal amount of ECAPSSM shown opposite its name in the following table.

Underwriters	Principal Amount of ECAPSSM
Lehman Brothers Inc.	183,826,087
Morgan Stanley & Co. Incorporated	162,608,696
Banc of America Securities LLC	140,869,565
BNY Capital Markets, Inc.	140,869,565
Wachovia Capital Markets, LLC	140,869,565
KeyBanc Capital Markets, Inc.	43,478,261
LaSalle Financial Services, Inc.	43,478,261
SunTrust Capital Markets, Inc.	43,478,261
HSBC Securities (USA) Inc.	21,217,391
Mizuho Securities USA Inc.	21,217,391
Piper Jaffray & Co.	21,217,391
Wells Fargo Securities, LLC	21,217,391
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	15,652,174

$1,000,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ECAPSSM are conditioned upon the delivery of legal opinions by their counsel and other conditions. The underwriters are obligated to purchase all the ECAPSSM, if any ECAPSSM are purchased.

        The representatives of the underwriters have advised us that they propose to offer part of the ECAPSSM initially to the public at the public offering price set forth on the cover page of this prospectus supplement before deduction of an underwriting discount of 1.000% of the principal amount of the ECAPSSM. The underwriters also may offer the ECAPSSM to certain dealers at a price that represents a concession not in excess of 0.600% of the principal amount of the ECAPSSM. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.250% of the principal amount of the ECAPSSM. After the initial offering of the ECAPSSM, the offering prices and other selling terms may from time to time be varied by the underwriters.

        We estimate that the expenses of this offering that are payable by us, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, together with such expenses for the concurrent notes offering, will be approximately $1.4 million.

New Issue of ECAPSSM

        The ECAPSSM are a new issue of securities with no established trading market. We do not intend to apply for listing of the ECAPSSM on any national securities exchange or for quotation of the ECAPSSM on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the ECAPSSM as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the ECAPSSM, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the ECAPSSM.

Price Stabilization, Short Positions and Penalty Bids

        The representatives may engage in stabilizing transactions, short sales, purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the ECAPSSM in accordance with Regulation M under the Securities Exchange Act of 1934.

  •
  Stabilizing transactions permit bids to purchase the ECAPSSM so long as the stabilizing bids do not exceed a specified maximum.

  •
  A syndicate short position is created by sales by the underwriters of ECAPSSM in excess of the principal amount of ECAPSSM the underwriters are obligated to purchase in the offering. Since the underwriters in this offering do not have an over-allotment option to purchase additional ECAPSSM, their short position, if any, will be a naked short position. A naked short position can be closed out only by buying ECAPSSM in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ECAPSSM in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of ECAPSSM in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ECAPSSM originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the ECAPSSM or preventing or retarding a decline in the market price of the ECAPSSM. As a result, the price of the ECAPSSM may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ECAPSSM. In addition, neither we nor the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distributions

        Certain underwriters may make the ECAPSSM available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. MarketAxess Corporation will not function as an underwriter or agent of the issuer, nor will MarketAxess Corporation act as a broker for any customer of such underwriters. MarketAxess Corporation, a registered broker-dealer, will receive compensation from such underwriters based on transactions such underwriters conduct through the system.

Indemnification

        We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933 and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

        From time to time, certain of the underwriters and/or their respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with us for which they have received, or may receive, customary compensation, fees and expense reimbursement. Certain of the underwriters or their affiliates are lenders under our Bridge Credit Facility and will receive a portion of the net proceeds of the offering used to reduce outstanding debt under the Bridge Credit Facility. See "Use of Proceeds." Accordingly, this offering is being conducted in accordance with Rule 2710(h) of the Conduct Rules of the National Association of Securities Dealers, Inc. Lehman Brothers Inc. has agreed to reimburse approximately $764,000 of our expenses and other costs related to this offering and the concurrent notes offering.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following are the material U.S. federal income tax consequences of ownership and disposition of the ECAPSSM. This discussion applies only to ECAPSSM held as capital assets by those holders who purchase ECAPSSM in the initial offering at their issue price, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the ECAPSSM is sold for money.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

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  tax-exempt organizations;

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  dealers in securities or foreign currencies;

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  persons holding ECAPSSM as a part of a hedge or other integrated transaction;

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  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  certain former citizens or residents of the United States;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  passive foreign investment companies;

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  controlled foreign corporations;

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  corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  real estate investment trusts; and

  •
  persons subject to the alternative minimum tax.

        There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the ECAPSSM. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal estate or gift tax considerations. Persons considering the purchase of ECAPSSM are urged to consult their tax advisers with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Characterization of the ECAPSSM

        In the opinion of Davis Polk & Wardwell, the counsel to CVS, under current law and based on certain facts and assumptions, and assuming full compliance with the terms of the subordinated indenture (and other relevant documents), while the matter is not free from doubt, the ECAPSSM will be characterized for U.S. federal income tax purposes as indebtedness. Such characterization is not binding on the Internal Revenue Service (the "IRS") or any court, however, and as a result we cannot assure you that the IRS or a court will agree with such tax characterization. Any differing treatment arising from a recharacterization could affect the amount, timing, and character of income, gain or loss in respect of an investment in the ECAPSSM. Holders should consult their own tax advisers regarding the tax consequences of the ECAPSSM not being treated as indebtedness of CVS for U.S. federal income tax purposes. CVS agrees, and by acquiring the ECAPSSM each beneficial owner of an ECAPSSM will agree, to treat the ECAPSSM as indebtedness for all U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. holder" means a beneficial owner of an ECAPSSM that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that trust was in existence on August 1, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

  Interest Income and Original Issue Discount

        Under the terms of the ECAPSSM, CVS has the ability to defer payments of interest from time to time for up to ten years. Treasury Regulations provide that debt instruments like the ECAPSSM will not be considered issued with original issue discount ("OID") by reason of their issuer's ability to defer payments of interest if the likelihood of such deferral is "remote." CVS has concluded, and this discussion assumes, that, as of the date of this prospectus supplement, the likelihood of CVS deferring payments of interest under the terms of the ECAPSSM is "remote" within the meaning of the Treasury Regulations referred to above, and therefore, that the ECAPSSM should not be treated as issued with OID by reason of CVS's deferral option.

        Assuming that this conclusion is correct, stated interest on the ECAPSSM will generally be taxable to a U.S. holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for U.S. federal income tax purposes. In the event CVS exercises its option to defer payments of interest, the ECAPSSM would be treated as retired and reissued for OID purposes. The sum of the remaining interest payments (and any de minimis OID) on the ECAPSSM would thereafter be treated as OID, which would accrue, and be includible in a U.S. holder's taxable income, on an economic accrual basis (regardless of the U.S. holder's method of accounting for U.S. federal income tax purposes) over the remaining term of the ECAPSSM (including any deferral period). Subsequent distributions of interest on the ECAPSSM generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the ECAPSSM in that period at the stated interest rate (assuming no deferral of interest). Consequently, during any period of interest deferral, and any period thereafter, U.S. holders will include OID in gross income without regard to the receipt of cash, and a U.S. holder that disposes of an ECAPSSM prior to the record date for payment of distributions on the ECAPSSM following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from CVS with respect to the OID.

        If the possibility of CVS's exercising its option to defer payments of interest were not treated as remote, the ECAPSSM would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID). That OID would generally be includible in a U.S. holder's taxable income over the term of the ECAPSSM on an economic accrual basis, as described above.

  Characterization of Income

        Because the income received or accrued on the ECAPSSM will not be characterized as dividends for U.S. federal income tax purposes, (i) corporate holders of the ECAPSSM will not be entitled to a dividends-received deduction for any income received or accrued on the ECAPSSM and (ii) non-corporate individual holders will not be entitled to any preferential tax rate for any income received on the ECAPSSM.

  Sale, Exchange, Redemption or Retirement of ECAPSSM

        Upon the sale, exchange, redemption or retirement of an ECAPSSM, a U.S. holder will recognize gain or loss equal to the difference between its adjusted tax basis in the ECAPSSM and the amount realized on the sale, exchange, redemption or retirement of the ECAPSSM. Assuming CVS does not defer interest payments on the ECAPSSM, a U.S. holder's adjusted basis in the ECAPSSM generally will be its initial purchase price for the ECAPSSM. If CVS defers interest payments on the ECAPSSM, a U.S. holder's adjusted basis in the ECAPSSM generally will be its initial purchase price, increased by any OID previously included in the holder's gross income to the date of disposition, and decreased by payments received on the ECAPSSM after the effective date of CVS's first exercise of its deferral option. Any gain or loss on the sale, exchange, redemption or retirement of the ECAPSSM generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the ECAPSSM have been held by the selling holder for more than one year prior to the date of disposition. A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. holder to deduct capital losses is limited.

        A U.S. holder that disposes of its ECAPSSM between record dates for payments of distributions will, if CVS has not exercised its option to defer payments of interest, be required to include accrued but unpaid interest through the date of disposition in its taxable income as ordinary income for U.S. federal income tax purposes and to deduct that amount from the proceeds received for the ECAPSSM. To the extent the price received on disposition of the ECAPSSM is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

  Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with interest payments on the ECAPSSM and the proceeds from a sale or other disposition of the ECAPSSM. A U.S. holder will be subject to backup withholding tax on these payments if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

        As used herein, the term "non-U.S. holder" means a beneficial owner of an ECAPSSM that is, for U.S. federal income tax purposes:

  •
  an individual who is classified as a nonresident for U.S. federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        In addition, "Non-U.S. holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisers regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of ECAPSSM.

        Subject to the discussion below concerning certification requirements and backup withholding:

  •
  interest and OID income (if any) on the ECAPSSM will not be subject to U.S. federal withholding tax, provided that the holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of CVS entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to CVS through stock ownership; and

  •
  a non-U.S. holder of an ECAPSSM will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of such ECAPSSM, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

        In the event that the ECAPSSM are recharacterized as equity (see "Characterization of the ECAPSSM" above), however, a 30% withholding tax (or lower applicable treaty rate) could apply to distributions on the ECAPSSM. Non-U.S. holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of such a recharacterization.

  Certification Requirements

        Payments on the ECAPSSM will not be exempt from withholding tax unless the beneficial owner of that ECAPSSM certifies on IRS Form W-8BEN (or other successor form), under penalties of perjury, that it is not a United States person.

        If a non-U.S. holder of an ECAPSSM is engaged in a trade or business in the United States, and if interest (including OID) on the ECAPSSM is effectively connected with the conduct of this trade or business, the non-U.S. holder, although exempt from U.S. federal withholding tax, will generally be taxed in the same manner as a U.S. holder (see "Tax Consequences to U.S. Holders" above), subject to an applicable income tax treaty providing otherwise, except that the holder will be required to provide a properly executed IRS Form W-8ECI (or other successor form) in order to claim an exemption from withholding tax. These holders should consult their own tax advisers with respect to other U.S. tax consequences of the ownership and disposition of ECAPSSM, including the possible imposition of a 30% branch profits tax.

  Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with interest payments on the ECAPSSM. Unless a non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the ECAPSSM and the non-U.S. holder may be subject to U.S. backup withholding tax on payments on the ECAPSSM or on the proceeds from a sale or other disposition of the ECAPSSM. The certification procedures required to claim the exemption from withholding tax on interest and OID described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

LEGAL MATTERS

        Certain legal matters relating to the ECAPSSM will be passed upon for us by Davis Polk & Wardwell, New York, New York. Certain legal matters relating to the ECAPSSM will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements and related financial statement schedule of CVS and its subsidiaries as of December 30, 2006 and December 31, 2005 and for the fifty-two week periods ended December 30, 2006, December 31, 2005 and January 1, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the thirteen week periods ended March 31, 2007 and April 1, 2006 incorporated by reference herein, KPMG LLP has reported that it applied limited procedures in accordance with professional standards for a review of such information. However, KPMG LLP's separate report included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007 incorporated by reference herein states that KPMG LLP did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "1933 Act") for its report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

        The consolidated financial statements of Caremark and its subsidiaries appearing in Caremark's Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and Caremark management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and related financial statement schedule of Caremark and its subsidiaries as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

CVS CAREMARK CORPORATION

DEBT SECURITIES

        We may offer from time to time debt securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2007

        You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission and any information about the terms of securities offered conveyed to you by the issuer, its underwriters or agents. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Except as otherwise specified, the terms "CVS Caremark," the "Company," "we," "us," and "our" refer to CVS Caremark Corporation and its subsidiaries. The term "CVS" refers to CVS Corporation and the term "Caremark" refers to Caremark Rx, Inc. prior to the merger of CVS and Caremark to form CVS Caremark Corporation.

i

THE COMPANY

Introduction

        Our Company owns and operates the largest retail pharmacy in the United States based on store count. We sell prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, film and photo finishing services, seasonal merchandise, greeting cards and convenience foods through our CVS/pharmacy® retail stores and online through CVS.com®. We also provide healthcare services through our 164 MinuteClinic® healthcare clinics, located in 19 states, of which 147 are located within CVS retail drugstores as of March 31, 2007. In addition, we provide pharmacy benefits management, mail order services and specialty pharmacy services through Caremark Pharmacy Services, PharmaCare Management Services ("PharmaCare") and PharmaCare Pharmacy® stores. As of March 31, 2007, we operated 6,208 retail and specialty pharmacy stores and 22 specialty pharmacies in 44 states and the District of Columbia.

        Through our merger with Caremark on March 22, 2007, as described below, we acquired a leading pharmacy benefits manager in the United States. Our pharmacy benefits management business involves the design and administration of programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. Our pharmacy benefits management customers are primarily employers, insurance companies, unions, government employee groups, managed care organizations and other sponsors of health benefit plans and individuals throughout the United States. In addition, through our insurance subsidiaries, we are a national provider of drug benefits to eligible beneficiaries under the federal government's Medicare Part D program.

        Our pharmacy benefits management business operates through a national retail pharmacy network with over 60,000 participating pharmacies (including CVS' pharmacy stores), 11 mail service pharmacies, 52 specialty pharmacy stores, 22 specialty pharmacies and the industry's only repackaging plant regulated by the Food and Drug Administration. Through our Accordant® disease management offering, which we acquired through Caremark, we also provide disease management programs for 27 conditions. Twenty-one of these programs are accredited by the National Committee for Quality Assurance.

        On June 2, 2006 we acquired certain assets and assumed certain liabilities from Albertson's, Inc. ("Albertson's") for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 standalone drugstores and a distribution center located in La Habra, California (collectively the "Standalone Drug Business"). Approximately one-half of the drugstores are located in southern California. The remaining drugstores are primarily located in our existing markets in the Midwest and Southwest. We believe that the acquisition of the Standalone Drug Business is consistent with our long-term strategy of expanding our retail drugstores business in high-growth markets.

        The retail drugstore and pharmacy benefits management businesses are highly competitive. We believe that we compete principally on the basis of: (i) store location and convenience; (ii) customer/client service and satisfaction; (iii) product selection and variety; and (iv) price. In each of the markets we serve, we compete with independent and other retail drugstore chains, supermarkets, convenience stores, pharmacy benefits managers and other mail order prescription providers, discount merchandisers, membership clubs and Internet pharmacies.

Caremark Merger

        Effective March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006, as amended (the "Merger Agreement") Caremark was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary, Caremark Rx, L.L.C., continuing as the surviving entity (the "Caremark Merger"). Following the Caremark Merger, we changed our name to "CVS Caremark Corporation."

        By virtue of the Caremark Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Caremark was converted into the right to receive 1.67 shares of our common stock, par value $0.01 per share. Cash was paid in lieu of fractional shares.

        In connection with the Caremark Merger, a special one-time cash dividend of $7.50 per share was paid to Caremark shareholders of record as of the close of business on the day immediately preceding the closing date of the Caremark Merger (the "Caremark Special Dividend"). This dividend was funded through a combination of proceeds from the issuance of commercial paper, available cash of Caremark and borrowings under a Bridge Credit Agreement dated as of March 15, 2007 among the Company, the lenders listed on the signature pages thereof, Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The Bank of New York, Bank of America, N.A. and Wachovia Bank, National Association as Co-Documentation Agents, and Lehman Commercial Paper Inc., as Administrative Agent (the "Bridge Credit Facility").

        Following the Caremark Merger, we launched a tender offer for 150 million (approximately 10%) of our outstanding shares of common stock at a fixed price of $35.00 per share. The tender offer expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed into the Company's treasury account.

        As a result of the Caremark Merger, we believe we can operate the combined companies more efficiently than either company could have operated on its own. As such, we expect to achieve significant benefits from purchasing scale and operating synergies. Operating synergies include decreases in overhead expense, increases in productivity and efficiencies, decreases in prescription dispensing costs, and other benefits made possible by combining complementary operations. In addition, we expect that the combination of our retail pharmacy and pharmacy benefits management businesses may create incremental revenue opportunities. Information regarding the uncertainties associated with realizing efficiencies and opportunities is described in our 2006 Form 10-K, incorporated by reference herein, under the headings "Risk Factors Related to the Proposed Merger."

        CVS Caremark Corporation is a Delaware corporation. Our Store Support Center (corporate office) is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol "CVS." General information about CVS Caremark is available through our website at http://www.cvs.com. Our financial press releases and filings with the Securities and Exchange Commission are available free of charge on the investor relations portion of our website at http://investor.cvs.com.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

  (i)
  CVS' Annual Report on Form 10-K filed on February 27, 2007;

  (ii)
  CVS' Current Reports on Form 8-K filed on January 18, 2007, January 19, 2007, February 2, 2007, February 26, 2007 and March 8, 2007;

  (iii)
  CVS Caremark's Current Reports on Form 8-K filed on March 23, 2007, May 9, 2007, May 16, 2007 and May 17, 2007;

  (iv)
  CVS Caremark's Quarterly Report on Form 10-Q filed on May 8, 2007;

  (v)
  CVS Caremark's Proxy Statement on Schedule 14A filed on April 4, 2007 (as to the information under the captions "Committees of the Board," "Code of Conduct," "Director Nominations," "Audit Committee Report," "Biographies of our Board Nominees," "Section 16(a) Beneficial Ownership Reporting Compliance," "Share Ownership of Directors and Certain Executive Officers," "Share Ownership of Principal Stockholders," "Item 4: Adoption of 2007 Incentive Plan," "Certain Transactions with Directors and Officers," "Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm" and "Executive Compensation and Related Matters," including "Compensation Discussion & Analysis" and "Management Planning and Development Committee Report"); and

  (vi)
  Caremark's Annual Report on Form 10-K filed on February 27, 2007 (as to the financial statements and related notes for the three year period ended December 31, 2006 and as of December 31, 2005 and December 31, 2006).

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Nancy R. Christal
Vice President, Investor Relations
CVS Caremark Corporation
670 White Plains Road, Suite 210
Scarsdale, New York, 10583
(800) 201-0938

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a safe harbor for forward-looking statements made by or on behalf of CVS Caremark Corporation. The Company and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company's filings with the SEC and in its reports to stockholders. Generally, the inclusion of the words "believe," "expect," "intend," "estimate," "project," "anticipate," "will," "should" and similar expressions identify statements that constitute forward-looking statements. All statements addressing operating performance of CVS Caremark Corporation or any subsidiary, events or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per common share growth, free cash flow, debt ratings, inventory levels, inventory turn and loss rates, store development, relocations and new market entries, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

        The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

        By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including but not limited to:

  •
  Our ability to integrate successfully the Caremark business or as timely as expected;

  •
  Our ability to realize the revenues and synergies and other benefits from the Caremark Merger as expected;

  •
  Litigation and regulatory risks associated with Caremark and the pharmacy benefit management industry generally;

  •
  The continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payors to reduce prescription drug costs and pharmacy reimbursement rates, particularly with respect to generic pharmaceuticals;

  •
  The effect on pharmacy revenue and gross profit rates attributable to the introduction in 2006 of a new Medicare prescription drug benefit and the continued efforts by various government entities to reduce state Medicaid pharmacy reimbursement rates;

  •
  Risks related to the change in industry pricing benchmarks that could adversely affect our financial performance;

  •
  The growth of mail order pharmacies and changes to pharmacy benefit plans requiring maintenance medications to be filled exclusively through mail order pharmacies;

  •
  The effect on our pharmacy benefit management ("PBM") business of increased competition in the PBM industry, a declining margin environment attributable to increased client demands for lower prices, enhanced service offerings and/or higher service levels and the possible termination of, or unfavorable modification to, contractual arrangements with key clients or providers;

  •
  The potential effect on performance of our PBM business as a result of entering into risk based or reinsurance arrangements in connection with providing pharmacy benefit plan management services. Risks associated with these arrangements include relying on actuarial assumptions that underestimate prescription utilization rates and/or costs for covered members;

  •
  Our ability to successfully integrate the Standalone Drug Business acquired from Albertson's in June 2006;

  •
  Our ability to expand MinuteClinic as expected;

  •
  The risks relating to adverse developments in the healthcare or pharmaceutical industry generally, including, but not limited to, developments in any investigation related to the pharmaceutical industry that may be conducted by governmental authorities;

  •
  Increased competition from other drugstore chains, supermarkets, discount retailers, membership clubs and Internet companies, as well as changes in consumer preferences or loyalties;

  •
  The frequency and rate of introduction of successful new prescription drugs;

  •
  Our ability to generate sufficient cash flows to support capital expansion and general operating activities;

  •
  Interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms;

  •
  Our ability to identify, implement and successfully manage and finance strategic expansion opportunities including entering new markets, acquisitions and joint ventures;

  •
  Our ability to establish effective advertising, marketing and promotional programs (including pricing strategies and price reduction programs implemented in response to competitive pressures and/or to drive demand);

  •
  Our ability to continue to secure suitable new store locations under acceptable lease terms;

  •
  Our ability to attract, hire and retain suitable pharmacists, nurse practitioners and management personnel;

  •
  Our ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

  •
  Litigation risks as well as changes in laws and regulations, including changes in accounting standards and taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations);

  •
  The creditworthiness of the purchasers of businesses formerly owned by CVS Caremark and whose leases are guaranteed by CVS Caremark;

  •
  Fluctuations in inventory cost, availability and loss levels and our ability to maintain relationships with suppliers on favorable terms;

  •
  Our ability to implement successfully and to manage new computer systems and technologies;

  •
  The strength of the economy in general or in the markets served by CVS Caremark, including changes in consumer purchasing power and/or spending patterns; and

  •
  Other risks and uncertainties detailed from time to time in our filings with the SEC.

        The foregoing list is not exhaustive. There can be no assurance that the Company has correctly identified and appropriately assessed all factors affecting its business. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely impact the Company. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. For these reasons, you are cautioned not to place undue reliance on the Company's forward-looking statements.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of CVS Corporation ("CVS") and Caremark Rx, Inc. ("Caremark") to form CVS Caremark. The pro forma financial information was prepared using the historical consolidated financial statements of CVS and Caremark as well as the financial information for the acquisition CVS completed on June 2, 2006.

        The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 30, 2006 combines the audited consolidated statement of operations of CVS for the 52 week fiscal year ended December 30, 2006 with the audited statement of income of Caremark for the calendar year ended December 31, 2006 and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended March 31, 2007, combines the unaudited consolidated condensed statement of operations of CVS Caremark for the thirteen weeks ended March 31, 2007, with the unaudited statement of income of Caremark from January 1, 2007 through March 21, 2007, and gives effect to the Caremark Merger as if it occurred on the first day of the period presented.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including but not limited to, the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma information is not necessarily indicative of what the combined company's financial condition or results of operations would have been had the merger been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

        You should read the pro forma financial information in conjunction with CVS' audited historical consolidated financial statements, accompanying footnotes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and in addition, CVS Caremark's Quarterly Report on Form 10-Q for the thirteen weeks ended March 31, 2007, incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 30, 2006

	CVS Dec. 30, 2006	Completed Acquisition (Note 2) Dec. 30, 2006	Caremark Dec. 31, 2006	Pro Forma Adjustments		Pro Forma Combined
	($ in millions, except per share amounts)
Net revenue	$43,813.8	$2,373.9	$36,750.2	$(4,542.1	)(a)	$78,395.8
Cost of revenues (excluding depreciation and amortization)	31,874.8	1,795.4	34,344.1	(4,542.1	)(a)	63,472.2

Gross profit	11,939.0	578.5	2,406.1	—		14,923.6
Selling, general and administrative expenses	9,497.4	494.5	675.1	57.4	(b)	10,724.4

Operating profit	2,441.6	84.0	1,731.0	(57.4)		4,199.2
Interest expense (income), net	215.8	88.6	(38.4)	167.7	(c)	433.7

Earnings/(loss) before income tax provision/ (benefit)	2,225.8	(4.6)	1,769.4	(225.1)		3,765.5
Income tax provision/(benefit)	856.9	(1.7)	695.4	(88.2	)(d)	1,462.4

Net earnings/(loss)	1,368.9	(2.9)	1,074.0	(136.9)		2,303.1
Preference dividends, net of income tax benefit	13.9	—	—	—		13.9

Net earnings/(loss) available to common stockholders	$1,355.0	$(2.9)	$1,074.0	$(136.9)		$2,289.2

Basic earnings per common share:
Net earnings	$1.65		$2.50	—		$1.49

Weighted average common shares outstanding	820.6		429.3	287.6		1,537.5

Diluted earnings per common share:
Net earnings	$1.60		$2.46	—		$1.45

Weighted average common shares outstanding	853.2		436.5	292.5		1,582.2

Dividends declared per common share	$0.1550		$0.3000	—		$0.1550	(e)

        See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Thirteen Weeks Ended March 31, 2007

	Pro Forma Combined
	($ in millions except per share amounts)
Net revenue	$20,638.1	(f)
Cost of revenues (excluding depreciation and amortization)	16,724.3	(f)

Gross profit	3,913.8
Selling, general and administrative expenses	2,754.0	(g)(h)

Operating profit	1,159.8
Interest expense, net	74.0	(i)

Earnings before income tax provision	1,085.8
Income tax provision	425.6	(j)

Net earnings	660.2
Preference dividends, net of income tax benefit	3.5

Net earnings available to common stockholders	$656.7

Basic earnings per common share:
Net earnings	$0.43

Weighted average common shares outstanding	1,531.4

Diluted earnings per common share:
Net earnings	$0.42

Weighted average common shares outstanding	1,565.2

Dividends declared per common share	$0.04875

        See accompanying notes to unaudited pro forma condensed combined statement of operation, including Note 3 for an explanation of the preliminary unaudited pro forma adjustments.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in millions)

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 30, 2006 and thirteen weeks ended March 31, 2007 gives effect to the merger as if it occurred on the first day of each period presented.

        The unaudited pro forma condensed combined statements of operations, which are referred to as pro forma statements of operations, are based on the historical financial statements of CVS and Caremark, as well as financial information for the acquisition CVS completed on June 2, 2006, and give effect to the merger of CVS and Caremark under the purchase method of accounting. As a result, the pro forma statements of operations are based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Caremark based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma statements of operations after valuation procedures are performed and amounts are finalized following the completion of the merger.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma statements of operations for illustrative purposes. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma statements of operations. The pro forma statements of operations do not give effect to the post-closing issuer self-tender offer, which expired on April 24, 2007, resulting in approximately 10.3 million shares being tendered and placed in our treasury account or borrowings under our Bridge Credit Facility in connection with our Accelerated Share Repurchase. In addition, the pro forma statements of operations do not give effect to any potential cost savings or operating synergies that CVS and Caremark expect to result from the merger, nor do they give effect to any potential costs to be incurred in integrating the two companies.

Note 2—Completed Acquisition

        On June 2, 2006, CVS acquired certain assets and assumed certain liabilities from Albertson's, Inc., which is referred to as Albertson's, for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 stand-alone drugstores and a distribution center, which are referred to collectively as the Standalone Drug Business. CVS financed the acquisition of the Standalone Drug Business by issuing commercial paper and borrowing $1.0 billion from a bridge loan facility. During the third quarter of 2006, CVS repaid a portion of the commercial paper used to finance the acquisition with the proceeds received from the issuance of $800 million of 5.75% unsecured senior notes due August 15, 2011 and $700 million of 6.125% unsecured senior notes due August 15, 2016.

        The financial information included in the unaudited pro forma condensed combined statement of operations for the year ended December 30, 2006 is based on the historical results of the Standalone Drug Business and includes the incremental interest expense for the indebtedness incurred to finance the purchase and the impact of the preliminary purchase price allocation. The incremental interest expense for the fiscal year ended December 30, 2006 was $218.0 million. The impact of the preliminary purchase price allocation included adjustments to convert the Standalone Drug Business from the LIFO method to the FIFO method of accounting for inventories, resulting in a reduction to gross profit for the fiscal year ended December 30, 2006 of $4.0 million. In addition, the fiscal year ended December 30, 2006 reflects adjustments required to record incremental estimated depreciation and amortization on property, equipment and intangible assets over their useful lives of $15.0 million and $52.0 million, respectively. For further information on the purchase price allocation used by CVS see the "Notes to Consolidated Financial Statements" included in CVS' Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Note 3—Unaudited Pro Forma Adjustments

        The purchase price allocation used to prepare the pro forma statements of operations is preliminary and is based on information that was available to management of CVS and Caremark at the time the pro forma statements of operations were prepared. Accordingly, the purchase price and the allocation thereof will change and the impact of such changes could be material.

  Unaudited Pro Forma Condensed Combined Statement of Operations

  (a)
  Represents the adjustment necessary to eliminate revenues and cost of revenues of CVS and Caremark that represent inter-company amounts that would ordinarily be eliminated in the preparation of consolidated financial statements.

  (b)
  Represents the adjustment to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the unaudited pro forma condensed combined statements of operations do not include goodwill amortization.

  (c)
  Represents the adjustments to record the pro forma interest expense on the long-term debt used to fund the Caremark Special Dividend utilizing an interest rate of 7%.

  (d)
  Represents the adjustments to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

  (e)
  Pro forma combined dividends declared per common share were computed using the CVS dividend rate.

  (f)
  Inter-company revenues and cost of revenues totaling $941.5 million, that occur when a Caremark customer uses a CVS/pharmacy retail store to purchase covered merchandise, were eliminated.

  (g)
  The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007, exclude $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change in control provisions of the underlying Caremark stock option plans. The pro forma condensed combined results of operations for the thirteen weeks ended March 31, 2007 also exclude $42.9 million related to change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements. In addition, the pro forma condensed combined results of operation for the thirteen weeks ended March 31, 2007, exclude merger related costs of $92.1 million, which primarily consist of investment banker fees, legal fees, accounting fees and other merger related costs incurred by Caremark.

  (h)
  The pro forma condensed combined results of operations include adjustments totaling $13.0 million to record estimated incremental depreciation and amortization on identifiable intangible assets over their respective useful lives. Customer relationships are amortized over an estimated useful life of 19 years. Proprietary technology is amortized over an estimated useful life of 5 years, while trade names are estimated to have indefinite life and are not amortized. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the

    unaudited pro forma combined condensed statements of operations do not include goodwill amortization.

  (i)
  The pro forma condensed combined results of operations include adjustments totaling $22.9 million to record the pro forma interest expense on the debt used to fund the Caremark Special Dividend utilizing an average interest rate of 5.5%.

  (j)
  The pro forma condensed combined results of operations include adjustments totaling $42.4 million to record the pro forma combined income tax provision at the estimated effective income tax rate of the combined company.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount, and a portion of net rental expense deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

CVS Caremark Corporation
Computation of Ratio of Earnings to Fixed Charges

	Three Months Ended	Fiscal Year
	March 31, 2007	(52 weeks) 2006	(52 weeks) 2005	(52 weeks) 2004	(53 weeks) 2003	(52 weeks) 2002
Ratio of earnings to fixed charges	4.50x	4.02x	4.45x	4.22x	4.78x	4.35x

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under two or more separate indentures between us and The Bank of New York Trust Company, N.A., a national banking association, as trustee. Each of the senior indenture and the subordinated indenture is referred to as an indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the indentures. The summary is not complete and the terms and provisions of the indentures summarized herein may be modified by adding or removing covenants, events of default or other provisions as reflected in the relevant prospectus supplement for each particular series of debt securities. The indentures have been filed as exhibits to the registration statement for these securities that we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

        The indentures will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  classification as senior or subordinated debt securities;

  •
  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  •
  the designation, aggregate principal amount and authorized denominations;

  •
  the maturity date;

  •
  the interest rate, if any, and the method for calculating the interest rate;

  •
  the interest payment dates and the record dates for the interest payments;

  •
  any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

  •
  the place where we will pay principal and interest;

  •
  if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

  •
  the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

  •
  the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

  •
  any United States federal income tax consequences;

  •
  the dates on which premium, if any, will be paid;

  •
  our right, if any, to defer payment interest and the maximum length of this deferral period;

  •
  any listing on a securities exchange;

  •
  the initial public offering price; and

  •
  other specific terms, including any additional events of default or covenants.

Senior Debt

        Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of CVS Caremark.

Subordinated Debt

        Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all "senior indebtedness" (as defined in the subordinated indenture) of CVS Caremark. See the subordinated indenture, section 1.01.

        In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the subordinated debt securities in certain events. These events include:

  •
  any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern CVS Caremark or a substantial part of its property; or

  •
  a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist.

        If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

        Restrictions on Secured Funded Debt.    The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Debt that the debt securities (together with, if we shall so determine, any other of our Indebtedness or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the debt securities) will be secured equally and ratably with (or prior to) such Secured Debt, unless, after giving effect thereto, the sum of the aggregate amount of all of our outstanding Secured Debt and the outstanding Secured Debt of our Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (8) under "Limitation on Sale/Leaseback Transactions" below), would not exceed 15% of Consolidated Net Tangible Assets.

        This restriction will not apply to, and there will be excluded from Secured Debt in any computation under this restriction and under "Limitation on Sale/Leaseback Transactions" below, Indebtedness, secured by:

           (1)  Liens on property, shares of capital stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

           (2)  Liens on property, shares of capital stock or Indebtedness existing at the time of acquisition thereof or incurred within 360 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

           (3)  Liens on property, shares of capital stock or Indebtedness thereafter acquired (or constructed) by us or any Restricted Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

           (4)  Liens in favor of us or any Restricted Subsidiary;

           (5)  Liens in favor of the United States of America, any State thereof or the District of Columbia or any foreign government, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

           (6)  Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code;

           (7)  Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

           (8)  Liens incurred (no matter when created) in connection with our or a Restricted Subsidiary's engaging in leveraged or single investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of ours or of such Restricted Subsidiary;

           (9)  Liens in favor of a governmental agency to qualify us or any Restricted Subsidiary to do business, maintain self insurance or obtain other benefits, or Liens under workers' compensation laws, unemployment insurance laws or similar legislation;

         (10)  Good faith deposits in connection with bids, tenders, contracts or deposits to secure our or any Restricted Subsidiary's public or statutory obligations, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any Restricted Subsidiary are a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business;

         (11)  Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens;

         (12)  Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review or Liens arising out of individual final judgments or awards in amounts of less than $1,000,000; provided that the aggregate amount of all such individual final judgments or awards shall not at any one time exceed $1,000,000;

         (13)  Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by us or any Restricted Subsidiary, as the case may be;

         (14)  Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of our business and that of our Restricted Subsidiaries;

         (15)  Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property or improvements thereto created prior to or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment to lend entered into prior to, at the time of, or within 360 days) after completion of such construction, alteration or repair;

         (16)  Liens existing on the date of the indenture;

         (17)  Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

         (18)  Any extension, renewal, refunding or replacement of the foregoing, provided that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Funded Debt secured by such Lien at such time is not increased.

        "Attributable Debt" means, in connection with any sale and leaseback transaction under which either we or any Restricted Subsidiary are at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of (A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average Yield to Maturity (as defined in the indenture) of the debt securities, such average being weighted by the principal amount of each series of the debt securities and (ii) the interest rate inherent in such lease (as determined in good faith by us), both to be compounded semi-annually or (B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of the lease.

        "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on our and our Restricted Subsidiaries' most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with U.S. generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets and liabilities relating thereto.

        "Funded Debt" means (i) any of our Indebtedness or Indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on such Restricted Subsidiary's balance sheet prepared in accordance with U.S. generally accepted accounting principles, and (iv) all Capital Lease Obligations (as defined in the indenture).

        "Indebtedness" means, at any date, without duplication, all of our obligations for borrowed money or obligations for borrowed money of a Restricted Subsidiary.

        "Intangible Assets" means, at any date, the value, as shown on or reflected in our and our Restricted Subsidiaries' most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

        "Liens" means such pledges, mortgages, security interests and other liens on any Principal Property of ours or of a Restricted Subsidiary which secure Secured Debt.

        "Nonrecourse Obligation" means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of our or any Restricted Subsidiary's properties, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our or any of our Subsidiaries' assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "Principal Property" means real and tangible property owned and operated now or hereafter by us or any Restricted Subsidiary constituting a part of any store, warehouse or, distribution center located within the United States of America or its territories or possessions (excluding current assets, motor vehicles, mobile materials handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) as of the date on which the determination is being made is more than 1.0% of Consolidated Net Tangible Assets. As of the date of this Offering Circular, none of our stores constitutes a Principal Property.

        "Restricted Subsidiary" means each Subsidiary other than Unrestricted Subsidiaries.

        "Secured Debt" means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any (i) Principal Property (whether owned on the date of the indenture or thereafter acquired or created), (ii) shares of stock owned by us or a Subsidiary in a Restricted Subsidiary or (iii) Indebtedness of a Restricted Subsidiary.

        "Subsidiary" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by us or by one or more of our Subsidiaries, or by us and one or more Subsidiaries.

        "Unrestricted Subsidiary" means Subsidiaries designated as Unrestricted Subsidiaries from time to time by the our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Subsidiaries that owns any Principal Property or any stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Subsidiaries as an Unrestricted Subsidiary at any time that such Subsidiary owns any Principal Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the indenture)).

        Limitation on Sale/Leaseback Transactions.    The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any of our or any Restricted Subsidiary's Principal Property (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Debt (with the exception of Funded Debt secured by Liens which is excluded pursuant to clauses (1) to (18) under "Restrictions on Secured Funded Debt" above) would not exceed 15% of Consolidated Net Tangible Assets.

        This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction or under "Restrictions on Secured Funded Debt" above, Attributable Debt with respect to any sale and leaseback transaction if:

           (1)  We or a Restricted Subsidiary are permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (18) inclusive under "Restrictions on Secured Funded Debt" above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the debt securities;

           (2)  The property leased pursuant to such arrangement is sold for a price at least equal to such property's fair market value (as determined by our Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller) and we or a Restricted Subsidiary, within 360 days after the sale or transfer shall have been made by us or a Restricted Subsidiary, shall apply the proceeds thereof to the retirement of our or any Restricted Subsidiary's Indebtedness or Funded Debt (other than Indebtedness or Funded Debt owned by us or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness or Funded Debt;

           (3)  We or a Restricted Subsidiary apply the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) within 360 days prior or subsequent to such sale or transfer;

           (4)  The effective date of any such arrangement or the purchaser's commitment therefore is within 36 months prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

           (5)  The lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years;

           (6)  The sale and leaseback transaction is entered into between us and a Restricted Subsidiary or between Restricted Subsidiaries;

           (7)  The lease secures or relates to industrial revenue or pollution control bonds; or

           (8)  The lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Merger, Consolidation and Disposition of Assets

        Each indenture provides that we shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into us unless: (a) either (i) we shall be the continuing Person or (ii) the Person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such of our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under each series of the debt securities and the indenture, and we shall have delivered to the trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and that such supplemental indenture constitutes an obligation that is legal, valid and binding for us or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) we shall have delivered to the trustee an officers' certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the indenture) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above.

        The indentures do not restrict, or require us to redeem or permit Holders of any series of the debt securities to cause a redemption of the debt securities of that series in the event of, (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the creditworthiness of our successor or combined entity, (ii) a change in control of the Company or (iii) a highly leveraged transaction involving us, whether or not involving a change in control. Accordingly, the Holders of the debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the Holders of debt securities. The existing protective covenants applicable to the debt securities would continue to apply to us, or our successor, in the event of such a transaction initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Waiver and Notice

        "Event of Default" with respect to a series of senior debt securities is defined in the senior indenture to be if:

           (1)  We default in the payment of all or any part of the principal of such series of the debt securities when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

           (2)  We default in the payment of any interest on such series of the debt securities when the same becomes due and payable, and such default continues for a period of 30 days;

           (3)  We default in the performance of or breaches any of our other covenants or agreements in the indenture and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to us by the trustee or to us and the trustee by the Holders of 25% or more in aggregate principal amount of the affected series of the debt securities;

           (4)  An involuntary case or other proceeding shall be commenced against us with respect to us or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any substantial part of our property and assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against us under any bankruptcy, insolvency or other similar law now or hereafter in effect;

           (5)  We (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets or (iii) effect any general assignment for the benefit of creditors;

           (6)  An event of default as defined in any one or more indentures or instruments evidencing or under which we have at the date of the indenture or shall thereafter have outstanding an aggregate of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such event of default under such indentures or instruments shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the Holders of such series; or

           (7)  Failure by us to make any payment at maturity, including any applicable grace period, in respect of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such failure shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the Holders of such series.

        "Event of Default" with respect to a series of subordinated debt securities is defined in the subordinated indenture to include the events described in clauses (1), (2), (4) and (5) above.

        If an Event of Default occurs and is continuing with respect to a series of the debt securities, then, and in each and every such case, either the trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to us (and to the trustee if given by Holders), may declare the entire outstanding principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (4) or (5) occurs and is continuing with respect to a series of the debt securities, then the principal amount of all the debt securities of such series then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder of debt securities of such series or the trustee to the full extent permitted by applicable law.

        Subject to provisions in the indenture for the indemnification of the trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee by the indenture with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of Holders of the debt securities of such series not joining in the giving of such direction; and provided further that the trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities of such series pursuant to this paragraph.

        Subject to various provisions in the indenture, the Holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may waive an existing Default or Event of Default with respect to such series and its consequences, except a Default in the payment of principal of or interest on any debt security of such series as specified in clauses (a) or (b) of the first paragraph of this section or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of such series affected. Upon any such waiver, such Default shall cease to exist with respect to such series, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

        Each indenture provides that no Holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless: (i) such Holder has previously given to the trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture; (iii) such Holder or Holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction that is inconsistent with such written request. A Holder of debt securities of any series may not use the indenture to prejudice the rights of another Holder of such series or to obtain a preference or priority over such other Holder.

Information

        Each indenture provides that we shall file with the trustee and transmit to holders of the debt securities such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to such Act.

        The Company will be required to file with the trustee annually, within four months of the end of each fiscal year of the Company, a certificate as to the compliance with all conditions and covenants of the indenture.

Discharge and Defeasance of Debt Securities and Covenants

        Each indenture provides that we may terminate our obligations under any series of debt securities if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us with respect to that series of debt securities under the indenture; or (ii) (a) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, (b) we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the Holders of the debt securities of such series for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment, to pay the principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture, and (c) we deliver to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of our obligations under the indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only our obligations to compensate and indemnify the trustee under the indenture shall survive. With respect to the foregoing clause (ii), only our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to deliver the debt securities of such series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and its right to recover excess money held by the trustee shall survive until the debt securities of such series are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

        Each indenture provides that we (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of such series, and the provisions of the indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series ("legal defeasance") and (ii) may omit to comply with any other specific covenant relating to the debt securities of such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to the indenture, and such omission shall be deemed not to be an Event of Default under clause (c) of the first paragraph of "—Events of Default, Waiver and Notice" ("covenant defeasance"); provided that the following conditions shall have been satisfied: (a) we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the Holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; (c) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; (d) we shall have delivered to the trustee an opinion of counsel that (1) the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the debt securities of such series have a valid security interest in the trust funds, and (e) we have delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d) (1) above may be replaced by a ruling directed to the trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, our obligations to execute and deliver the debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to deliver the debt securities of such series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until the debt securities of such series are no longer outstanding. After the debt securities of such series are no longer outstanding, in the case of legal defeasance under clause (i) above, only our obligations to compensate and indemnify the trustee and its right to recover excess money held by the trustee shall survive.

Modification and Waiver

        Each indenture provides that we and the trustee may amend or supplement the indenture or any series of the debt securities without notice to or the consent of any Holder of such series:

           (1)  to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders of debt securities of such series;

           (2)  to comply with the provisions of the indenture in connection with a consolidation or merger of our company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of our property and assets;

           (3)  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

           (4)  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

           (5)  to make any change that does not materially and adversely affect the rights of any Holder of debt securities of such series; or

           (6)  to make any change to conform the indenture to the Description of Debt Securities contained in this prospectus or prospectus supplement relating to the debt securities.

        Each indenture also contains provisions whereby we and the trustee, subject to certain conditions, without prior notice to any Holders of any series of the debt securities, may amend the indenture and the outstanding debt securities of such series with the written consent of the Holders of a majority in principal amount of the debt securities of such series then outstanding, and the Holders of a majority in principal amount of the outstanding debt securities of any series by written notice to the trustee may waive future compliance by us with any provision of the indenture or the debt securities of such series.

        Notwithstanding the foregoing provisions, without the consent of each Holder of a series of the debt securities affected thereby, an amendment or waiver may not:

           (1)  extend the stated maturity of the principal of, or any installment of interest on, such Holder's debt securities, or reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto, or change any place or currency of payment where any debt security of that series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

           (2)  reduce the percentage in principal amount of outstanding debt securities of that series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain Defaults and their consequences provided for in the indenture;

           (3)  waive a Default in the payment of principal of or interest on any debt security of that series of such Holder; or

           (4)  modify any of the provisions of this provision of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security of that series thereunder affected thereby.

        It shall not be necessary for the consent of any Holder under this provision of the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the indenture becomes effective, we shall give to the Holders of the series of the debt securities affected thereby a notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to Holders of all affected series of the debt securities upon request. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing Law

        Each indenture and the debt securities will be governed by the laws of the State of New York.

The Trustee

        We and our subsidiaries maintain ordinary banking and trust relationships with The Bank of New York Trust Company, N.A., a national banking association and its affiliates. The Bank of New York Trust Company, N.A., a national banking association is our transfer agent and the registrar of our common stock.

FORMS OF SECURITIES

        We will issue the debt securities in the form of one or more fully global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. One or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of CVS Caremark, the trustee, or any other agent of CVS Caremark or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium or interest or to holders on that global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements and related financial statement schedule of CVS Corporation and its subsidiaries as of December 30, 2006, and December 31, 2005 and for the fifty-two week periods ended December 30, 2006, December 31, 2005 and January 1, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the thirteen week periods ended March 31, 2007 and April 1, 2006 incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "1933 Act") for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

        The consolidated financial statements of Caremark and its subsidiaries appearing in Caremark's Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and Caremark management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and related financial statement schedule of Caremark and its subsidiaries as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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ABOUT THIS PROSPECTUS SUPPLEMENT
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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
THE COMPANY
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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Statement of Operations For the Fiscal Year Ended December 30, 2006
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RATIO OF EARNINGS TO FIXED CHARGES
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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE COMPANY
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Statement of Operations For the Fiscal Year Ended December 30, 2006
Unaudited Pro Forma Condensed Combined Statement of Operations For the Thirteen Weeks Ended March 31, 2007
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Dollars in millions)
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
FORMS OF SECURITIES
VALIDITY OF SECURITIES
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM